UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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 Evolution Petroleum Corporation
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1155 Dairy Ashford, Suite 425
Houston, Texas 77079

Dear Evolution Stockholders:
You are cordially invited to attend the 2021 annual meeting of stockholders of Evolution Petroleum Corporation (the “Company,” “we,” “our,” or “us”). The 2021 annual meeting will be held at the Company's offices at 1155 Dairy Ashford, Suite 425, Houston, Texas 77079, commencing at 10:00 a.m. Central Time, on Thursday, December 9, 2021. If you plan to attend, please notify our Corporate Secretary, Ryan Stash, at (713) 935-0122.
COVID-19 NOTICE: In the interest of public health associated with the COVID-19 pandemic, the Company recommends that stockholders refrain from attending the annual meeting in person and, instead, vote by proxy, by mail, by telephone, or on the internet. The Company reserves the right to limit attendees at the time of the annual meeting.
The notice of the annual meeting of stockholders and the proxy statement on the following pages cover the formal business of the annual meeting, which includes three items to be voted on by our stockholders.
If your shares are held in “street name” in a stock brokerage account or by a bank or other nominee, you must provide your broker with instructions on how to vote your shares in order for your shares to be voted on important matters presented at the annual meeting. If you do not instruct your broker on how to vote in the election of directors or the advisory vote to approve executive compensation, your shares will not be voted on these matters.
At the annual meeting, management will also report on the Company's current operations and will be available to respond to questions from stockholders. Recording devices will not be permitted in the annual meeting.
We are providing access to our proxy materials over the internet. We are mailing to our stockholders in street name a notice of internet availability of proxy materials (the “notice and access”) instead of a paper copy of our proxy statement, a proxy card and our 2021 annual report. The notice and access contains instructions on how to access those documents over the Internet, as well as instructions on how to request a paper copy of our proxy materials. We believe the notice and access process will provide you with the information you need in a timely manner, lower the costs and reduce the environmental impact of our annual meeting.
Whether or not you plan to attend the annual meeting, it is important that your shares be represented and voted at the annual meeting. You are urged, therefore, to complete, sign, date and return the enclosed proxy card (or use telephone or internet voting procedures, if offered by your broker or bank as a nominee or agent), even if you plan to attend the annual meeting. However, as stated in the COVID-19 Notice, your ability to attend the 2021 annual meeting may be limited, and this may affect your ability to revoke your proxy and vote in person. Additional information is further explained in the proxy statement under “How Can I Vote?”
Thank you for your interest in Evolution Petroleum Corporation.

Sincerely,
/s/ ROBERT S. HERLIN Robert S. Herlin Chairman of the Board

Houston, Texas
October 28, 2021

1155 Dairy Ashford, Suite 425
Houston, Texas 77079

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on December 9, 2021

To the Stockholders of Evolution Petroleum Corporation:
You are hereby notified that the 2021 annual meeting of stockholders (the “annual meeting”) of Evolution Petroleum Corporation, a Nevada corporation (the “Company”), will be held on Thursday, December 9, 2021, commencing at 10:00 a.m. Central Time, at the Company's principal executive offices at 1155 Dairy Ashford, Suite 425, Houston, Texas 77079. The annual meeting will be held for the following purposes:
1)to elect five directors to our Board of Directors, each to serve until the 2022 annual meeting of stockholders or until their successor is elected and qualified;
2)to ratify the appointment of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2022;
3)to approve, on an advisory basis, the compensation paid to our named executive officers; and
4)to transact such other business as may properly come before the annual meeting or any postponement or adjournment thereof.
Only those stockholders of record at the close of business on October 15, 2021 are entitled to notice of, and to vote at the annual meeting or any postponement or adjournment thereof, notwithstanding the transfer of any shares after such date. If you were a stockholder at the close of business on October 15, 2021, you are entitled to vote.
        Whether or not you expect to attend the annual meeting, we ask that you sign and return your proxy card, or vote on the internet, as promptly as possible to ensure that your shares will be represented. If you attend the annual meeting, you may withdraw any previously submitted proxy card and vote your shares in person. However, as described in the COVID-19 Notice below, your ability to attend the 2021 annual meeting of stockholders in person may be limited. For more information, please see the COVID-19 notice included in these materials.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 9, 2021:
The notice of annual meeting of stockholders, proxy statement and proxy card, and our annual report on Form 10-K for the fiscal year ended June 30, 2021, are available on the website, www.proxyvote.com. They are also available on the Company's website, www.evolutionpetroleum.com. From the homepage, you can link through the “Investors” page to the “Proxy Materials” page. Directions to attend the annual meeting and vote in person are also available on our website. From the homepage, you can link to “Contact” where you will find a link to a map to our Houston office.

By Order of the Board of Directors,
/s/ Ryan Stash Ryan Stash Senior Vice President, Chief Financial Officer & Treasurer
Houston, Texas
October 28, 2021

COVID-19 NOTICE

In the interest of public health associated with the COVID-19 pandemic, the Company recommends that stockholders refrain from attending the annual meeting in person and, instead, vote by proxy, by mail, by telephone, or on the internet. The Company reserves the right to limit attendees at the time of the annual meeting. At the annual meeting, the Company may adopt screening or other measures for identifying COVID-19 symptoms or risk factors as may be recommended or required by applicable health authorities. These measures may include, among other things, requiring registered stockholders or duly appointed proxy holders still wishing to attend the annual meeting in person to sign a confirmation letter at the annual meeting that they do not have a confirmed case of COVID-19. The Company reserves the right to refuse admission to a stockholder or proxy holders seeking to attend the annual meeting if the Company believes the stockholder or proxy holder poses a health risk to attendees at the annual meeting. In addition, any attendees will be required to practice social distancing at the meeting and may be required to wear a face covering.

As the COVID-19 pandemic continues to be an evolving situation, and in light of changing public health restrictions and recommendations related to COVID-19, there may be changes to the date, time and location of the annual meeting, or the Company may adjourn or postpone the annual meeting. The Company will continue to monitor and review state, federal, and local governmental guidance in order to assess and implement measures to reduce the risk of spreading the virus at the meeting. Any such changes will be communicated by news release which will also be made available on EDGAR at www.sec.gov.

1155 Dairy Ashford, Suite 425
Houston, Texas 77079
(713) 935-0122
_______________________________________
PROXY STATEMENT
FOR THE
ANNUAL MEETING OF STOCKHOLDERS
December 9, 2021

This proxy statement accompanies the notice of the annual meeting of stockholders (the “annual meeting”) of Evolution Petroleum Corporation, a Nevada corporation (hereinafter, “us”, “we”, “our” or the “Company”), in connection with the solicitation of proxies by and on behalf of our Board of Directors (the “Board”) for use at our annual meeting to be held at 10:00 a.m., Central Time, at our Company's principal executive offices at 1155 Dairy Ashford, Suite 425, Houston, Texas 77079, on December 9, 2021, and at any postponement or adjournment thereof.
The Company's annual report for the fiscal year ended June 30, 2021 and this proxy statement are available on the Company’s website at https://www.evolutionpetroleum.com/investors/proxy-materials and can be mailed to stockholders upon request. The Company will be mailing the notice of annual meeting of stockholders and proxy card, which are first being sent to our stockholders on or about October 29, 2021.
The solicitation of proxies by the Board of Directors will be conducted primarily by mail. As the Company's transfer agent, Continental Stock Transfer & Trust (“CST”) assists in the solicitation of proxies in connection with the annual meeting. In addition, officers, directors and employees of the Company may solicit proxies personally or by telephone, email, or facsimile communication. These officers, directors and employees will not receive any compensation for these services. The Company will reimburse brokers, custodians, nominees, and fiduciaries for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of common stock of the Company. The costs of solicitation will be borne by the Company.
COVID-19 NOTICE
In the interest of public health associated with the COVID-19 pandemic, the Company recommends that stockholders refrain from attending the annual meeting in person and, instead, vote by proxy, by mail, by telephone, or on the internet. The Company reserves the right to limit attendees at the time of the annual meeting. At the annual meeting, the Company may adopt screening or other measures for identifying COVID-19 symptoms or risk factors as may be recommended or required by applicable health authorities. These measures may include, among other things, requiring registered stockholders or duly appointed proxy holders still wishing to attend the annual meeting in person to sign a confirmation letter at the annual meeting that they do not have a confirmed case of COVID-19. The Company reserves the right to refuse admission to a stockholder or proxy holders seeking to attend the annual meeting if the Company believes the stockholder or proxy holder poses a health risk to attendees at the annual meeting. In addition, any attendees will be required to practice social distancing at the meeting and may be required to wear a face covering.

As the COVID-19 pandemic continues to be an evolving situation, and in light of changing public health restrictions and recommendations related to COVID-19, there may be changes to the date, time and location of the annual meeting, or the Company may adjourn or postpone the annual meeting. The Company will continue to monitor and review state, federal, and local governmental guidance in order to assess and implement measures to reduce the risk of spreading the virus at the meeting. Any such changes will be communicated by news release which will also be made available on EDGAR at www.sec.gov.
What is the purpose of the 2021 annual meeting?
At the annual meeting, stockholders will act upon the matters outlined in the attached notice and described in detail in this proxy statement, which are:

1)to elect five directors to our Board of Directors, each to serve until the 2022 annual meeting of stockholders or until their successor is elected and qualified;
2)to ratify the appointment of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2022;
3)to approve, on an advisory basis, the compensation paid to our named executive officers; and
4)to transact such other business as may properly come before the annual meeting or any postponement or adjournment thereof.
In addition, Company management will report on our performance during the fiscal year ended June 30, 2021, which we refer to as fiscal year 2021, and respond to questions from stockholders.

Although the Board does not anticipate that any other matters will come before the annual meeting, your executed proxy gives the official proxies the right to vote your shares at their discretion on any other matter properly brought before the annual meeting.
Why did I receive a one-page notice in the mail regarding the internet availability of proxy materials this year, instead of a full set of proxy materials?
In accordance with rules of the Securities and Exchange Commission (“SEC”), instead of mailing a printed copy of the Company’s proxy materials to stockholders, we may furnish proxy materials to the Company’s stockholders on the internet by providing a notice of internet availability of proxy materials (the “notice of internet availability”) to stockholders when the materials are available on the internet. The Company intends to commence its distribution of the notice of internet availability to street name stockholders on or about October 29, 2021. Stockholders receiving a notice of internet availability by mail will not receive a printed copy of these proxy materials, unless they request it. Instead, the notice of internet availability will instruct stockholders as to how they may access and review proxy materials on the internet. Stockholders who receive a notice of internet availability by mail who would like to receive a printed copy of the Company’s proxy materials, including a proxy card or voting instruction card, should follow the instructions for requesting these materials included on the notice of internet availability.
Who is entitled to vote at the annual meeting?
Only stockholders of record at the close of business on October 15, 2021 (the “record date”) will be entitled to notice of, and to vote at, the annual meeting, or any adjournment or postponement thereof.
How can I Vote?
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record (i.e., your shares are registered directly in your name, as opposed to being held in a stock brokerage account or by a bank or other nominee), you may vote in person at the annual meeting or vote by proxy using the enclosed proxy card. Whether or not you plan to attend the annual meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the annual meeting and vote in person if you have already voted by proxy. To vote in person, come to the annual meeting and we will give you a ballot when you arrive. To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. You may also use telephone or internet voting procedures. Properly executed proxies in the accompanying form, received in due time and not previously revoked, will be voted at the annual meeting or any adjournment thereof as specified therein by the person giving the proxy; however, if no specification is made, the shares represented by proxy will be voted as recommended by our Board of Directors, to the extent permitted by law.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in the “street name” of the entity holding your shares.
As a beneficial owner, you have the right to instruct or direct your broker or nominee how to vote and you are also invited to attend the annual meeting. However, since you are not the stockholder of record (record holder) you may not vote these shares in person at the annual meeting unless you obtained a signed proxy from the record holder giving you the right to vote these shares.

If you hold your shares in “street name”, you will receive instructions from your broker or other nominee describing how to vote your shares. If you do not instruct your broker or nominee how to vote your shares, they may vote your shares as they decide as to each matter for which they have discretionary authority.
There are also non-discretionary matters for which brokers and other nominees do not have discretionary authority to vote your shares unless they receive timely instructions from you. When a broker or other nominee does not have discretion to vote on a particular matter, you have not given timely instructions on how the broker or other nominee should vote your shares and the broker or other nominee indicates it does not have authority to vote such shares on its proxy, a “broker non-vote“ results. Although any broker non-vote would be counted as present at the annual meeting for purposes of determining a quorum, it would be treated as not entitled to vote with respect to non-discretionary matters.
Your broker is not able to vote on your behalf for the election of directors or the non-binding advisory vote on say-on-pay of our named executive officers, without specific voting instructions from you.
How Can I Revoke My Proxy or Change My Vote?
Even if you have submitted a proxy, or given your broker, bank or other agent voting instructions, you have the power to revoke your proxy or change your voting instructions at any time before the annual meeting. Stockholders of record may revoke their proxy prior to its exercise by delivering written notice of revocation to our Corporate Secretary at 1155 Dairy Ashford, Suite 425 Houston, Texas 77079, by executing a later-dated proxy, or by attending the annual meeting and voting in person. If your shares are held by your broker or bank as a nominee or agent (such as in your brokerage account), you may change your vote by following the instructions provided by your broker or bank. You may also change your vote by voting in person at the annual meeting if you have obtained a valid proxy from your broker, bank, or other agent to vote your shares at the annual meeting.
What are the voting rights of the holders of our common stock?
Holders of our common stock are entitled to one vote per share with respect to each of the matters to be presented at the annual meeting.
With regard to the election of directors, the Company has adopted a majority voting policy whereby any of the five (5) nominees receiving the majority of votes cast will be elected provided a quorum is present. Any nominee who does not receive at least a majority of the votes cast with respect to his election shall tender his resignation to the Board, whereupon, the Board in its sole discretion can accept such resignation within 60 days. If the Board does not accept such resignation, the director will continue to serve as a member of the Board of Directors.
On each other matter to be presented, the affirmative vote of a majority of the shares represented at the annual meeting in person or by proxy and entitled to vote will be necessary to approve the matter.
Abstentions will be counted towards the tabulation of votes cast on matters properly presented to the stockholders (except the election of directors) and will have the same effect as negative votes. Broker non-votes will not be counted as votes cast, and therefore will have no effect on the outcome of the matters presented at the annual meeting.
What constitutes a quorum?
Our bylaws provide that the presence, in person or by proxy, of the holders of a majority of outstanding shares of our common stock at our annual meeting shall constitute a quorum.
For the purpose of determining the presence of a quorum, proxies marked “withhold authority” or “abstain” will be counted as present. Shares represented by proxies that include broker non-votes will also be counted as shares present for purposes of establishing a quorum. On the record date, there were 33,631,749 shares of our common stock issued and outstanding and such shares are the only shares entitled to vote at the annual meeting.
How will COVID-19 impact the Annual Meeting?
In the interest of public health associated with the COVID-19 pandemic, the Company recommends that stockholders refrain from attending the annual meeting in person and, instead, vote by proxy, by mail, by telephone, or on the internet. The Company reserves the right to limit attendees at the time of the annual meeting. At the annual meeting, the Company may adopt screening or other measures for identifying COVID-19 symptoms or risk factors as may be recommended or required by applicable health authorities. These measures may include, among other things, requiring registered stockholders or duly appointed proxy holders still wishing to attend the annual meeting in person to sign a confirmation letter at the annual meeting that they do not have a confirmed case of COVID-19. The Company reserves the right to refuse admission to a stockholder or proxy holders seeking to attend the annual meeting if the Company believes the stockholder or proxy holder poses a health risk to attendees at the annual meeting. In addition, any attendees will be required to practice social distancing at the meeting and may be required to wear a face covering.

As the COVID-19 pandemic continues to be an evolving situation, and in light of changing public health restrictions and recommendations related to COVID-19, there may be changes to the date, time and location of the annual meeting, or the Company may adjourn or postpone the annual meeting. The Company will continue to monitor and review state, federal, and local governmental guidance in order to assess and implement measures to reduce the risk of spreading the virus at the meeting. Any such changes will be communicated by news release which will also be made available on EDGAR at www.sec.gov.
What are the Board's recommendations?
Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board's recommendations, as well as a description of the proposals in this proxy statement, are summarized as follows. The Board unanimously recommends that you vote:
•FOR the election of each of the five directors named in this proxy statement, to serve until our 2022 annual meeting of stockholders, or until their successor is elected and qualified;

•FOR the ratification of the appointment of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2022;

•FOR the approval of, on a non-binding advisory basis, the compensation of our named executive officers disclosed in the compensation discussion and analysis, the summary compensation table and other related compensation tables, notes and narratives in this proxy statement for the Company's 2021 annual meeting of stockholders.
The proxy holders will vote in their discretion with respect to any other matter that may properly come before the annual meeting.
Proxies
If your proxy card is executed, returned timely and not revoked, the shares represented thereby will be voted at the annual meeting and at any postponement or adjournment thereof in accordance with the instructions indicated on such proxy. If no instructions are indicated on the proxy card, the official proxies will vote “FOR” the proposals described in this proxy statement, and “FOR” to any other matters properly brought before the annual meeting or any postponement or adjournment thereof, in the sole discretion of the proxy holders.
A stockholder of record who has returned a proxy card may revoke it at any time prior to its exercise at the annual meeting by (i) giving written notice of revocation to our Corporate Secretary, (ii) properly submitting to Evolution Petroleum Corporation a duly executed proxy bearing a later date, or (iii) appearing at the annual meeting and voting in person. All written notices of revocation of proxies should be addressed as follows: Evolution Petroleum Corporation, 1155 Dairy Ashford, Suite 425 Houston, Texas 77079, Attention: Corporate Secretary.
What are the Company's Governance Practices and Policies?
See the detailed discussion under the heading “Corporate Governance”.

PROPOSAL 1
ELECTION OF DIRECTORS
The Board of Directors
Our directors are elected annually by the stockholders to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified. The minimum number of directors is set forth in the Company's bylaws, and may be increased by a majority vote of the Board. Assuming the presence of a quorum, a majority of the votes cast in person or by proxy at the annual meeting is required for the election of each director.
Director Nominees
Our five nominees are currently serving as directors of the Company and are standing for re-election. We have determined that, of the incumbent directors, Messrs. DiPaolo, Dozier and Loyd and Ms. Hargrave are “independent” directors as defined in the listing standards of the NYSE American. Mr. Herlin was determined to not be “independent” due to his service as interim CEO for one month longer than the allowed twelve months prior to the hiring of Mr. Brown in July 2019. There are no familial relationships between any of our directors and executive officers.
As discussed in more detail under the heading “Nominating and Corporate Governance Committee” in this proxy statement, the Board considers qualifications and other factors when evaluating individual directors, as well as the composition of the Board as a whole. As part of this process, the Board and its Nominating and Corporate Governance Committee review the particular experiences, qualifications, attributes or skills of each of the nominees. The nominees for director are:

Robert S. Herlin, age 66, the founder of our Company, has been a director since the Company's inception in September 2003, has served as Chairman of the Board of Directors since January 2009, and is a member of the Investment Committee. He served as the Company's interim Chief Executive Officer from June 1, 2018 to July 10, 2019. He held the title of Chief Executive Officer from 2003 until December 2015 and the title of President from 2003 through September 2014. Mr. Herlin has over 30 years of experience in engineering, energy transactions, operations and finance with small independents, larger independents and major integrated oil companies. Mr. Herlin currently serves as director, chair of the audit committee and compensation committee member for Enservco Corporation, a publicly traded company specializing in well enhancement and fluids logistics for E&P operators in the U.S., as a director of Well Lift, Inc., a privately held company partially owned by our Company that applies the GARP® artificial lift technology developed by the Company, and serves as CEO of Distributed Power Solutions, Inc., a new venture focused on developing new technology in small gas turbine power generators.

Mr. Herlin also served on the Board of Directors of Boots and Coots, Inc., and oil field services company, from 2003 until its sale to Halliburton Company in September 2010.  Mr. Herlin is the President and owner of AVL Resources, LLC, a privately held investment company. Prior to 2003, Mr. Herlin served in various officer capacities for upstream and midstream oil and gas and telecom companies, both private and public. Mr. Herlin served on the Engineering Advisory Board for the Brown School of Engineering at Rice University and the Centennial Council for Chemical and BioMolecular Engineering. Mr. Herlin graduated with honors from Rice University with B.S. and M.E. degrees in chemical engineering and earned an MBA from Harvard University. We believe Mr. Herlin's executive leadership of our Company since its founding, extensive oil and gas industry experience, multi-functional expertise, education and his Board of Director service to public companies qualifies Mr. Herlin to serve on our Board.

Edward J. DiPaolo, age 68, has served as a director for Evolution since 2004. He currently serves as our Lead independent director, Chairman of our Nominating and Corporate Governance Committee, and as a member of our Audit and Compensation Committees. Mr. DiPaolo has been a Senior Advisor at Duff & Phelps Securities, LLC since 2011. Prior to that, he was an Energy Partner at Growth Capital Partners, L.P. for eight years following his 27 years at Halliburton Company, where he last served as Group Senior Vice President of Global Business Development. Mr. DiPaolo currently serves on several private company boards. He previously served as Chairman of the Board for Seventy Seven Energy, Inc. prior to its sale to Patterson-UTI Energy, Inc.; as a director for Willbros Group Inc.; as a director and interim Chairman of the Board of Directors of Boots and Coots, Inc. prior to its sale to Halliburton; as a director of Superior Well Services, Inc. prior to its sale to Nabors Industries, Inc.; and as a director of Inncore Subsurface Technologies prior to its sale to BJ Services Company.

Mr. DiPaolo received his undergraduate degree in Agricultural Engineering in 1976 and a honorary Doctorate Degree from West Virginia University in 2013. He previously served on the Advisory Board for West Virginia University College of Engineering. We believe Mr. DiPaolo's extensive experience in oilfield service, corporate advisory roles, education and Executive and Board of Director service to public and private companies qualifies Mr. DiPaolo to serve on our Board, his assigned committees and as our lead independent director.

William E. Dozier, age 69, has served as a director for Evolution since 2005. Mr. Dozier has over 40 years of oil & gas industry experience. He is the Chairman of the Compensation Committee, member of the Audit Committee, Investment Committee and sole member of the Transition Services Committee from June 1, 2018 until July 10, 2019. Since 2005, Mr. Dozier has been President of Extex Consulting, Inc., an independent oil and gas consulting firm. From 1992 to 2005, Mr. Dozier served as Senior Vice President of Operations, and later as Senior Vice President for Business Development, for Vintage Petroleum, a large publicly traded global independent oil and gas company acquired by Occidental Petroleum. From 1983 to 1992, he was Manager of Operations Engineering for Santa Fe Minerals, a privately held E&P Company. Mr. Dozier began his career with Amoco Production Company in 1975, working in all phases of production, reservoir evaluations, drilling and completions in the Mid-Continent and Gulf Coast areas of the United States.

From May 2009 to July 2011, Mr. Dozier served on the Board of Directors of CAMAC Energy, Inc. (formerly Pacific Asia Petroleum, Inc.) Mr. Dozier has previously served on several private and charitable boards. Mr. Dozier served on the External Advisory Committee for The University of Texas Cockrell School of Engineering Department of Petroleum and Geosystems Engineering. He is a Registered Petroleum Engineer in the State of Texas with a B.S. in Petroleum Engineering from The University of Texas at Austin and is a member of the National Association of Corporate Directors. We believe Mr. Dozier's extensive experience in oil and gas exploration and development, education and Executive and Board of Director service to public companies qualifies Mr. Dozier to serve on our Board and his assigned committees.

Kelly W. Loyd, age 48, has served as a director of Evolution since 2008. He currently serves as Chairman of the Investment Committee, and as a member of our Compensation and Nominating and Corporate Governance Committees. Since 2004, Mr. Loyd has been employed by JVL Advisors, LLC, a private energy investment company. From 2001 to 2004, Mr. Loyd was an associate in the energy corporate finance investment banking group at RBC Capital Markets and Howard Frazier Barker Elliot. Previously, Mr. Loyd served as a founder and controller of L.A.B. Sports and Entertainment, a sports/entertainment promotion and production company, a Managing Partner of Tigre Leasing, L.L.P, a commercial real estate company focused on the purchase/sale of resort properties, and as an analyst in Jefferies and Company, Inc.'s energy corporate finance investment banking group. Mr. Loyd received a B.S. in Economics with Finance Applications from Southern Methodist University and earned an MBA from Rice University. We believe Mr. Loyd's extensive experience in energy investment banking and his education qualifies Mr. Loyd to serve on our Board and his assigned committees.

Marjorie A. Hargrave, age 57, has served as a director of Evolution since March 2021. She currently serves as Chairman of the Audit Committee of the Board and is a member of the Nominating and Corporate Governance Committee. Ms. Hargrave is an experienced executive with a background in financial management, strategic planning, M&A, risk management and investment banking. She currently serves as President and CFO of Enservco, a diversified national provider of specialized well-site services to the domestic onshore oil and gas industry. She is the former CFO of CTAP, a privately held distributor of tubing and casing throughout the United States, from 2010 to 2016. Ms. Hargrave also served as Chief Financial Officer of High Sierra Energy, LP, a start-up energy company which focused on midstream acquisitions, from 2005 to 2009. Ms. Hargrave’s previous experience also includes management and associate roles with Black Hills Corporation, Xcel Energy, and Merrill Lynch & Co. Ms. Hargrave holds a Bachelor's degree in economics from Boston University and a Master's degree in economics from New York University. We believe Ms. Hargraves's extensive experience in the oil and gas industry, leadership of a publicly traded oil and gas company and education qualifies Ms. Hargrave to serve on our Board and her assigned committees.

We believe that the nominees will be available and able to serve as directors. In the event that a nominee is unable to serve, the proxy holders will vote the proxies for such other nominee as they may determine.
The Board of Directors unanimously recommends that the stockholders vote “FOR” the election of each of the director nominees listed above.

PROPOSAL 2
PROPOSAL TO RATIFY THE APPOINTMENT OF MOSS ADAMS LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR ENDING JUNE 30, 2022
The Audit Committee of our Board of Directors has appointed the firm of Moss Adams LLP as the Company's independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending June 30, 2022.
We are not required to seek stockholder approval for the appointment of our independent registered public accountant; however, the Audit Committee and the Board of Directors believe it to be sound corporate practice to seek such approval. If the appointment is not ratified, the Audit Committee will investigate the reasons for stockholder rejection and will re-consider the appointment. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accountant at any time during the year if it determines that such a change would be in the best interests of our company and our stockholders.
The Company has invited a representative from Moss Adams LLP to be present at the 2021 annual meeting. In the event that a representative of Moss Adams LLP is present at the annual meeting, they will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.
Audit Fees
The aggregate fees billed to us by our independent registered public accounting firm, Moss Adams LLP, for professional services rendered for the audit of our annual financial statements included in our annual report on Form 10-K for fiscal years ending June 30, 2021 and 2020 were as follows:

	2021	2020
Audit Fees	$230,875	$216,535
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
In the above table, in accordance with the SEC's definitions and rules, “audit fees” are fees we paid Moss Adams LLP for professional services for the audit of our consolidated financial statements included in our Form 10-K, including, to the extent applicable, professional services rendered in connection with the review of financial statements included in our Form 10-Q's and for services that are normally provided by the auditors in connection with statutory and regulatory filings or engagements. “Audit-related fees” are fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements.
All audit fees were pre-approved by our Audit Committee Chairman. We had no non-audit-related fees in fiscal year 2021 or 2020.
The Audit Committee has considered the compatibility of the non-audit services provided by Moss Adams LLP, if any, to the firm's continued independence and has concluded that its independence is not compromised.
Pre-Approval of Services by External Auditor
The Audit Committee has a Pre-Approval Policy with respect to services which may be performed by the independent auditor. This policy lists specific audit, audit-related, and tax services as well as any other services that the independent auditor is authorized to perform and sets out specific dollar limits for each specific service, which may not be exceeded without additional Audit Committee authorization. The Audit Committee receives quarterly reports on the status of expenditures pursuant to that Pre-Approval Policy. The Audit Committee reviews the policy at least annually in order to approve services and limits for the current year. Any service that is not clearly enumerated in the policy must receive specific pre-approval by the Audit Committee or by its Chairman, to whom such authority has been conditionally delegated, prior to engagement. During fiscal year 2021, no fees for services outside the scope of audit, review, or attestation that exceed the waiver provisions of 17 CFR 210.2-01(c)(7)(i)(C) were requested of or approved by the Audit Committee.
 The Board of Directors unanimously recommends a vote “FOR” the ratification of the appointment of Moss Adams LLP as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2022.
Audit Committee Report

The management of Evolution Petroleum Corporation has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls and disclosure controls and procedures. The Company's independent auditor is responsible for performing an independent audit of the Company's consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America. The Audit Committee monitors and oversees these processes and reports to our Board of Directors with respect to its findings.
In order to fulfill its monitoring and oversight duties, the Audit Committee has reviewed and discussed the audited financial statements contained in the Company's annual report on Form 10-K for the fiscal year ended June 30, 2021 with both management and the independent registered public accounting firm, Moss Adams LLP, matters related to Section 404 of the Sarbanes-Oxley Act of 2002, and the matters required to be discussed by the statement on Auditing Standards No. 61 (Communications with Audit Committees), as superseded by the Public Company Accounting Oversight Board in Auditing Standard No. 16. The Audit Committee has received the written disclosures and the letter from the independent auditors required by Public Company Accounting Oversight Board Rule 3526 regarding the independent auditor's communications with the Audit Committee concerning independence, and has discussed with the independent auditor the independent auditor's independence.
The Audit Committee authorized the Audit Committee Chair to discuss with the independent auditors and the independent internal auditing consultant the overall scope and plans for the audit. The Audit Committee Chair met with the independent auditors, with and without management, to discuss the results of their examination, their evaluation of our internal controls, and the overall quality of our financial reporting.
Based on the forgoing reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for fiscal 2021 be included in the Company's annual report on Form 10-K for the fiscal year ended June 30, 2021 for filing with the Securities and Exchange Commission. The Board of Directors unanimously approved such inclusion.
Respectfully submitted by the Audit Committee,
Ms. Marjorie A. Hargrave, Chair
Mr. Edward J. DiPaolo
Mr. William E. Dozier

PROPOSAL 3
ADVISORY VOTE ON EXECUTIVE COMPENSATION
In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934 and the related rules of the Securities and Exchange Commission, the Company is providing stockholders with the opportunity to cast an advisory (non-binding) vote on the compensation programs of our named executive officers (sometimes referred to as the “say-on-pay proposal”). Accordingly, you may vote on the following resolution at the meeting:
“Resolved, that the compensation paid to the Company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion in the proxy statement relating to the Company's 2021 annual meeting, is hereby approved.”
This vote is non-binding. The Board of Directors and the Compensation Committee, which is comprised of independent directors, expect to take into account the outcome of the vote when considering future executive compensation decisions to the extent they can determine the cause or causes of any significant negative voting results.
As described in detail under “Compensation Discussion and Analysis” our compensation program is designed to attract, retain, motivate and reward highly qualified and competent executives who have extensive oil and gas industry experience. To do this we offer a compensation package that recognizes individual and company performance. Elements of this compensation package include base salary, annual cash incentives and long-term equity incentives. Our compensation package is meant to provide incentives and maximize stockholder value by:
    (i) emphasizing equity-based compensation to more closely align the interests of executives with those of our stockholders and link such compensation more closely to performance;
(ii) structuring annual incentive compensation to be contingent upon the achievement of performance measures, and
(iii) designing each component of executive compensation to be competitive with the compensation practices of our oil and gas industry peer companies.
Historically and for fiscal year 2021, the structure of our executive compensation is the same structure as the majority of the compensation provided to all employees. We have adopted this compensation philosophy because we believe that it is critical for our continued success, the achievement of our short-term and long-term goals and because we believe it helps our executives maximize stockholder value. For fiscal year 2021 and 2022, the short-term incentive structure for all other employees includes a higher percentage weighting toward individually determined goals versus corporate goals as compared to executive short-term incentive compensation that has a higher percentage weighting toward corporate goals and performance. Stockholders are encouraged to read the section of this proxy statement titled “Compensation Discussion and Analysis,” the accompanying compensation tables, and the related narrative disclosure.
Vote Required
The approval of the advisory vote on the compensation of our named executive officers requires the affirmative vote of the holders of a majority of the shares represented at the meeting, in person or by proxy, and entitled to vote. As a result, abstentions will have the same practical effect as a vote against this proposal. Broker non-votes will have no effect on the outcome of the proposal. For the approval of the advisory vote on the compensation of our named executive officers, you may vote “FOR” or “AGAINST” or abstain from voting.
The Board of Directors recommends that you vote “FOR” the approval, on an advisory basis, of the compensation of our named executive officers as disclosed in the section of this proxy statement titled “Compensation Discussion and Analysis,” the accompanying compensation tables and the related narrative disclosure contained in this proxy statement.

CORPORATE GOVERNANCE
Meetings of the Board of Directors and Committees
Board of Directors
The property, affairs and business of our company are under the general supervision of our Board of Directors as provided by the laws of the State of Nevada and our Bylaws. We have separately designated standing Audit, Compensation and Nominating and Corporate Governance Committees of the Board of Directors. The Audit Committee was established in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the requirements of the NYSE American. During fiscal year 2021, the Board of Directors met nine times. Each director, during the period for which he or she was a director in fiscal year 2021, attended 100% of the meetings of the Board of Directors and of the of meetings held by all committees of the Board on which such director served.
Director Independence
The Board of Directors affirmatively determines the independence of each director in accordance with the NYSE American rules and listing standards. The Board has determined that Messrs. William E. Dozier, Edward J. DiPaolo, Kelly W. Loyd, and Ms. Marjorie A. Hargrave each qualify as independent non-employee directors with no relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
Mandatory Retirement Age for Directors
On June 13, 2018, the Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, adopted a policy that directors shall generally be of age less than seventy-five (75). Once a director of the Board reaches the age of seventy-five (75), that director will no longer be eligible to stand for re-election. This limitation may, however, be specifically waived by unanimous vote of the disinterested members of the Board, as appropriate and in the best interests of the Corporation in any case. In such case, the Board shall specify the age at which such director shall not be able to stand for re-election.
Audit Committee
The Board of Directors has directed the Audit Committee to meet periodically with our management and independent auditors to, among other things, review the results of the annual audit and quarterly reviews and discuss our financial statements, recommend to our Board the independent auditors to be retained, and receive and consider the auditors' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee is also authorized to review related party transactions for potential conflicts of interest. The Audit Committee's functions are further described under the heading “Audit Committee Report.” A copy of the written charter adopted by the Board of Directors for the Audit Committee and currently in effect is included on our website, http://www.evolutionpetroleum.com/sustainability/governance.
The Audit Committee is currently composed of Ms. Hargrave, Chair, and Messrs. DiPaolo and Dozier. Each member of the Audit Committee is “independent” under the standards for audit committee members for companies listed on the NYSE American. Each member of the Audit Committee also satisfies the Securities and Exchange Commission's additional independence requirements for members of audit committees. The Board has determined that Ms. Hargrave qualifies as an “audit committee financial expert" as defined under Item 407(d)(5) of Regulation S-K of the Securities Act of 1933. The Audit Committee met five times during fiscal year 2021.
Compensation Committee
The Compensation Committee is authorized to review and recommend annual salaries, short-term and long-term incentive bonuses for our executive officers and has the authority to recommend to the Board of Directors the recipients of options and stock awards, the time or times at which options and stock awards shall be granted, the exercise price of each option, and the number of shares to be issuable upon the exercise of each option under our stock plan. In particular, the Compensation Committee recommends to the full Board the compensation of our Chief Executive Officer. In fulfilling its responsibilities, the Compensation Committee has the authority to engage independent compensation consultants and legal advisers when determined by the Committee to be necessary or appropriate. The members of the Compensation Committee currently consist of Mr. Dozier, Chairman, Mr. DiPaolo and Mr. Loyd. A copy of the written charter adopted by the Board of Directors for the Compensation Committee and currently in effect is included on our website, http://www.evolutionpetroleum.com/sustainability/governance. All members of the Compensation Committee are “independent” under the standards for Compensation Committees for companies listed on the NYSE American. The Compensation Committee met seven times during fiscal year 2021.

Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee, the current members of which are Mr. DiPaolo, Chairman, and Mr. Loyd and Ms. Hargrave, is responsible for identifying, screening, and recommending qualified candidates to serve on our Board of Directors. A copy of the written charter adopted by the Board of Directors for the Nominating and Corporate Governance Committee and currently in effect is included on our website, http://www.evolutionpetroleum.com/sustainability/governance. Pursuant to its charter, the Nominating and Corporate Governance Committee is directed, among other things, to:
•determine desired board skills and attributes;
•actively seek individuals whose skills and attributes reflect those desired;
•evaluate and propose nominees for election to the Board of Directors;
•review the slate of directors who are to be re-nominated to determine whether they are meeting the Board's expectations of them;
•annually review committee chairs and membership and recommend any changes to the Board; and
•periodically consider and make recommendations to the Board regarding the experience, talents, skills and other characteristics the Board as a whole should possess in order to maintain its effectiveness.
Messrs. DiPaolo, Loyd, and Ms. Hargrave are “independent” as defined in the standards for companies listed on the NYSE American.
It is the Nominating and Corporate Governance Committee's policy to consider recommendations for the nomination of directors submitted by our stockholders. All such stockholder nominating recommendations must be in writing, addressed to the Nominating and Corporate Governance Committee, care of the Corporate Secretary at Evolution Petroleum Corporation, 1155 Dairy Ashford, Suite 425, Houston, Texas 77079. Submissions must be made by mail, courier or personal delivery. E-mailed submissions will not be considered. Stockholders wishing to recommend nominees for election as directors at an annual meeting should submit such recommendation, together with any relevant information that they wish the Nominating and Corporate Governance Committee to consider, to the Corporate Secretary no later than 120 days prior to the date of the notice of annual meeting released to stockholders in connection with such year's annual meeting. The stockholder's nomination notice shall set forth: (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director: (a) the information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to the rules and regulations of the SEC under Section 14 of the Exchange Act , business address and residence address of the person; and (b)  the class and number of shares of our capital stock beneficially owned by the person; and (ii) as to the stockholder giving the notice: (a) the name and address of the stockholder; and (b) the class and number of shares of our capital stock beneficially owned by the stockholder. Such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director, if elected. We may require any proposed nominee to furnish such other information as may reasonably be required by us to determine the eligibility of such proposed nominee to serve as a director.
The Nominating and Corporate Governance Committee has determined that, at a minimum, nominees for directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the Company's stockholders. They must also have an inquisitive and objective perspective, practical wisdom and mature judgment. The Company endeavors to have a Board representing diverse experience in areas that are relevant to the Company's business activities. Directors must be willing to devote sufficient time to carrying out their duties and responsibilities efficiently, and should be committed to serve on the Board for an extended period of time. In keeping with U.S. public company governance trends, and for the long-term vitality and renewal of the Company’s Board, the Company has adopted a director retirement policy that limits the service of any one director to the Company shall be generally age limited. In this regard, once a Director of the Board reaches the age of seventy-five (75), that director will no longer be eligible to stand for re-election. This limitation may, however, be specifically waived by unanimous vote of the disinterested members of the Board, as appropriate and in the best interests of the Company in any case. In such case, the Board shall specify the age at which such director shall not be able to stand for re-election.
Prior to nominating a candidate for election to the Board, the Nominating and Corporate Governance Committee will review the qualifications of each candidate. The committee considers diversity of thought, gender, race, ethnicity, culture, and professional experience that can benefit us by increasing the range of skills and perspectives available to our Board of Directors. Members will be selected without regard to race, gender, religious belief, ancestry, national origin or disability. Our Board of Directors believes that adherence to these principles will provide an environment and practices that will yield the best return for our stockholders.
Final candidates may be interviewed by the Company's Chairman of the Board and one or more other committee members. The Nominating and Corporate Governance Committee will then make a recommendation to the Board based on its review, the results of interviews with the candidate and all other available information.

In determining whether to nominate an incumbent director for reelection, the Nominating and Corporate Governance Committee will evaluate each incumbent's continued service, in light of the Board's collective requirements, at the time such director comes up for reelection.
In determining whether to include a stockholder nominee in the Board's slate of nominees, the Nominating and Corporate Governance Committee will consider all information relevant in their business judgment to the decision of whether to nominate the particular candidate for a Board seat, taking into account the current composition of the Company's Board.
In addition to the foregoing, stockholders may nominate directors for election without consideration by the committee so long as we are provided with proper notice of such nomination, which notice includes all the information required pursuant to Regulation 14A under the Exchange Act including the consent to serve as a director. The Nominating and Corporate Governance Committee met two times during fiscal year 2021.
Investment Committee
The Investment Committee, the current members of which are Mr. Lloyd, Chairman, and Mr. Herlin and Mr. Dozier, is responsible for advising management and providing oversight regarding strategic investments. The Investment committee met fourteen times during fiscal year 2021.
Annual Meeting Attendance
We do not have a formal policy requiring members of our Board of Directors to attend annual meetings of our stockholders. Four directors, Messrs. Herlin, DiPaolo, Dozier, and Lloyd attended our 2020 annual meeting of stockholders.
Leadership Structure of the Board
As prescribed by our bylaws, the Chairman of our Board of Directors has the power to preside at all meetings of the Board. Robert S. Herlin currently serves as the Chairman of our Board of Directors. The Board of Directors created the position of Lead Independent director in 2012 and following each annual meeting thereafter, has elected Mr. DiPaolo to serve as Lead Independent director until the next meeting of the Board of Directors following the annual meeting.
As of January 1, 2016, Mr. Herlin relinquished his role as Chief Executive Officer, and through May 31, 2018 our Chief Executive Officer and Chairman of the Board were held by separate individuals. Since the appointment of our new Chief Executive Officer, Mr. Jason E. Brown, as of July 10, 2019, our Chief Executive Officer and Chairman of the Board are again held by separate individuals. We believe that Mr. Herlin's extensive industry experience, financial acumen and direct involvement in our operations make him best suited to continue serve as our Chairman of the Board in order to (i) lead the Board in strategic planning, (ii) determine necessary and appropriate agenda items for meetings of the Board with input from both our independent directors and management, and (iii) determine and manage the amount of time and information devoted to discussion and analysis of agenda items and other matters that may come before the Board. Our Board leadership structure also fosters strong oversight by our independent directors, with Mr. DiPaolo currently serving as our Lead Independent director. Mr. Herlin is a former member of management who serves on the Board, and is therefore not currently eligible to be independent. Otherwise, all of the other directors are fully independent. Each of the Audit Committee, Compensation Committee and Nominating and Governance committee of the Board is comprised of and chaired by independent directors.
Meetings of Non-Management Directors
Our Board members regularly meet in executive session outside the presence of management, generally at each Board meeting. These executive sessions may be attended by our outside legal counsel as requested by the non-management Board members.
Risk Oversight
The Board has oversight of our risk management and has tasked the Audit Committee and the Audit Committee Chair with discussing the Company's major financial risk exposures (including potential or pending litigation) with management, the independent auditors, and the independent internal auditing consultant. These discussions include reviewing the steps management has taken to monitor and control such exposures, which includes the Company's risk assessment and risk management policies. The Board's role in risk oversight includes receiving regular reports from members of senior management on areas of material risk to us, including but not limited to operational, financial, personnel, information technology (including cyber security), environmental, legal and regulatory, strategic and reputational risks. The full Board receives these reports to enable the Board to understand our risk identification, risk management, and risk mitigation strategies. The Board also makes risk management an integral part of our annual strategic planning process, which addresses, among other things, the risks and opportunities facing us.

Compensation Committee Interlocks and Insider Participation
Messrs. Dozier, DiPaolo and Loyd served on the Compensation Committee of the Board during fiscal year 2021. None of the members of the Compensation Committee were at any time during the last fiscal year an officer or employee of the Company. None of the Company's executive officers serve as a member of the Board of Directors or Compensation Committee of any other entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.
Transactions with Related Parties
The Company has adopted policies and procedures for approval of related party transactions (a “transaction”), which is set forth in our Code of Business Conduct and Ethics. The Board of Directors is responsible for approving and negotiating the terms of such proposed transaction. If a transaction involves a corporate opportunity, such opportunity must have been rejected by the Board after which the Board has the authority to approve or disapprove of the pursuit of the rejected corporate opportunity by the individual who wishes to pursue it.
Code of Business Conduct and Ethics
The Company has adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including our principal executive officer, principal financial officer and principal accounting officer. It covers all areas of professional conduct, including but not limited to, conflicts of interest, disclosure obligations, insider trading, confidential information, as well as compliance with all laws, rules and regulations applicable to Evolution's business.
Confidential and anonymous reports of suspected or actual violations of our Code of Ethics should be directed to our Compliance Officer, Mr. Ryan Stash, either by writing to him at 1155 Dairy Ashford, Suite 425, Houston, Texas 77079, or by calling him at (713) 935-0122. Reports of such violations would include, among other things:
•accounting practices, internal accounting controls, or auditing matters and procedures;
•theft or fraud of any amount;
•insider trading;
•performance and execution of contracts;
•conflicts of interest;
•violations of securities and antitrust laws; and
•violations of the Foreign Corrupt Practices Act.
You can access the latest copy of our Code of Business Conduct and Ethics on our website, https://www.evolutionpetroleum.com/sustainability/governance. Alternatively, to obtain a copy of Evolution's Code of Business Conduct and Ethics, without charge, any person may submit a written request to Evolution Petroleum Corporation, c/o Corporate Secretary, 1155 Dairy Ashford, Suite 425, Houston, Texas 77079.
Legal Proceedings
Currently, no director or executive officer, to our knowledge, is a party to any material legal proceeding adverse to the interests of the Company. Additionally, no director or executive officer has a material interest in a material proceeding adverse to the Company.
Stockholder Communications with the Board
Any stockholder can communicate with all directors or with specified directors by sending correspondence to our Corporate Secretary at 1155 Dairy Ashford, Suite 425, Houston, Texas 77079. All such letters will be forwarded to the entire Board or to the director(s) specified by the stockholder.

COMPENSATION OF DIRECTORS
We believe that attracting and retaining qualified non-employee directors is critical to our future value, growth and governance, and that providing a total compensation package between the market 50th and 75th percentiles of our peer group is necessary to accomplish that objective. Our Board of Directors also believes that the compensation package for our non-employee directors should require a portion of the total compensation package to be equity-based to align the interests of our directors with our stockholders.
Our non-employee directors receive compensation for serving on the Board and for serving as committee members. The compensation plan for our non-employee directors constitutes a cash base retainer of $50,000 per year, plus meeting fees of $1,500 per day for Board and committee meetings attended in person and $1,000 per day for those meetings attended by video or telephone, capped by a maximum of two meetings fees per day. Additional cash retainers are paid per annum for chairman of committees as follows:

Chairman of the Board	$55,000
Audit Committee Chairman	$18,000
Compensation Committee Chairman	$12,000
Nominating & Corporate Governance Committee Chairman	$12,000
Investment Committee Chairman	$12,000
In addition to the cash retainers and fees, the outside directors receive a payment of restricted stock with a fair market value of $60,000 per annum awarded as of the date of each annual stockholders meeting. These shares of restricted stock vest at the earlier of one year from the date of grant or the date of the next annual meeting. We also reimburse our non-employee directors for any direct expenses they incur in their capacity as directors, generally limited to travel costs related to attending Board and committee meetings.
The following table provides information concerning the compensation of our non-employee directors for the fiscal year ended June 30, 2021.

Name	Fees Earned or Paid in Cash (1)	Stock (2) Awards	All Other Compensation (3)	Total
Edward J. DiPaolo	$89,113	$60,000	$2,368	$151,481
William E. Dozier	$97,000	$60,000	$2,368	$159,368
Robert S. Herlin	$128,500	$60,000	$2,368	$190,868
Kelly W. Loyd	$94,500	$60,000	$2,368	$156,868
Marran Ogilvie	$40,887	$—	$282	$41,169
Marjorie A. Hargrave	$26,667	$60,000	$1,352	$88,019
(1)Includes annual cash retainer fee, Board and committee meeting fees, and committee chair fees for each non-employee director during fiscal year 2021. During the fiscal year 2021, there were nine meetings of the Board of Directors, five meetings of the Audit Committee, seven meetings of the Compensation Committee, two meetings of the Nominating and Corporate Governance Committee, and fourteen meetings of the Investment Committee.

(2)Reflects the aggregate grant date fair value of restricted stock awards granted under our stock plan during fiscal year 2021 computed in accordance with FASB ASC Topic 718. See Note 11 to our consolidated financial statements included in our Form 10-K for the year ended June 30, 2021 for additional details. The grant date fair value for restricted stock awards for Messrs. DiPaolo, Dozier, Herlin, and Lloyd is based on the closing price of our common stock on the day preceding the grant date, which was $3.02 per share on December 8, 2020. The grant date fair value of the restricted stock awards for Ms. Hargrave is based on the closing price of our common stock on the day preceding the grant date, which was $3.55 per share on February 26, 2021. The value ultimately realized by the director may or may not be equal to this determined value. These restricted stock awards will vest in full on the earlier of December 9, 2021 for Messrs. DiPaolo, Dozier, Herlin, and Lloyd, and March 1, 2022 for Ms. Hargrave, or the date of the 2021 annual meeting of stockholders of the Company.

(3)Represents cash dividends paid on unvested stock beneficially owned.

Director Outstanding Equity Awards at Fiscal Year End 2021

	Option Awards				Stock Awards
Director	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of shares that have not vested (#)	Market value of shares that have not vested ($) (3)
Edward J. DiPaolo (1)	—	—	—	—	19,868	$98,545
William E. Dozier (1)	—	—	—	—	19,868	$98,545
Robert S. Herlin (1)	—	—	—	—	19,868	$98,545
Kelly W. Loyd (1)	—	—	—	—	19,868	$98,545
Marjorie A. Hargrave (2)	—	—	—	—	16,902	$83,834

(1)These awards of time-vested restricted stock vest in full on the earlier of December 9, 2021, or the date of the 2021 annual meeting of stockholders of the Company.

(2)These awards of time-vested restricted stock vest in full on the earlier of March 1, 2022, or the date of the 2021 annual meeting of stockholders of the Company.

(3)Represents the fair market value of equity awards not currently vested as of June 30, 2021, using a closing stock price of $4.96 per share on June 30, 2021.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Based solely upon information made available to us, the following table sets forth information with respect to the beneficial ownership of our common stock as of September 30, 2021 (except as otherwise indicated) by (1) each person who is known by us to beneficially own more than five percent of our common stock (based solely on our review of SEC filings); (2) each of our directors; (3) our director nominee; (4) each of the named executive officers listed in the summary compensation table below under the caption “Executive Compensation”; and (5) all executive officers and directors as a group. Shares of common stock that are subject to outstanding options, warrants or contingent restricted stock that are presently exercisable or exercisable within 60 days are deemed to be outstanding for purposes of computing the percentage ownership of the holder of the options and warrants, but not for any other. The number of shares beneficially owned by a person also includes restricted shares held by such person. Except as otherwise indicated in the footnotes, the owners listed below have sole voting and investment power with respect to all shares of common stock beneficially owned by them, subject to community property laws where applicable, and the address of each beneficial owner listed on the table is in care of our Company.

Name of Beneficial Owner	Shares	Percent of Shares Outstanding (1)
Directors and Executive Officers:
Edward J. DiPaolo (2)	254,088	*
William E. Dozier (3)	179,475	*
Robert S. Herlin (4)	1,751,966	5.2%
Kelly W. Loyd (5)	85,440	*
Marjorie A. Hargrave (6)	16,902	*
Jason E. Brown (7)	468,552	*
Ryan Stash (8)	214,253	*
All current executive officers and directors as a group (seven persons)	2,970,676	8.8%
5% or more Stockholders:
BlackRock, Inc. (9)	2,150,759	6.4%
ArrowMark Colorado Holdings LLC (10)	2,028,972	6.0%
Renaissance Technologies LLC (11)	2,184,217	6.5%
* Less than 1%

(1)Based on 33,631,749 shares outstanding on September 30, 2021.

(2)Includes (i) 234,220 shares of common stock directly held by Mr. DiPaolo; and (ii) 19,868 shares of time-vested restricted common stock, with restrictions to vest on or before December 9, 2021.

(3)Includes (i) 159,607 shares of common stock directly held by Mr. Dozier; and (ii) 19,868 shares of time-vested restricted common stock, with restrictions to vest on or before December 9, 2021.

(4)Includes (i) 1,732,098 shares of common stock directly held by Mr. Herlin (of which 920,000 shares are held in a family limited partnership in which Mr. Herlin has full beneficial interest); and (ii) 19,868 shares of time-vested restricted common stock, with restrictions to vest on or before December 9, 2021.

(5)Includes (i) 65,572 shares of common stock directly held by Mr. Loyd and (ii) 19,868 shares of time-vested restricted common stock, with restrictions to vest on or before December 9, 2021. Mr. Loyd is employed by JVL Advisors, LLC, an entity controlled by Mr. John Lovoi. Mr. Loyd is not an affiliate of, and does not have beneficial ownership of any shares beneficially owned by JVL Advisors, LLC or Mr. Lovoi.

(6)Includes 16,902 shares of time-vested restricted common stock held by Ms. Hargrave, with restrictions to vest on the earlier of March 1, 2022, or the date of the 2021 annual meeting of stockholders of the Company.

(7)Includes (i) 76,798 shares of common stock directly held by Mr. Brown (ii) 111,966 shares of time-vested restricted common stock, which contain service-based restrictions which may vest on various dates through September 2024 and (iii) 279,788 shares of performance-based restricted common stock, which contain performance-based restrictions which may vest on various dates through June 2024.

(8)Includes (i) 8,403 shares of common stock directly held by Mr. Stash and (ii) 116,348 shares of time-vested restricted common stock, which contain service-based restrictions which may vest on various dates through November 2024 and (iii) 89,502 shares of performance-based restricted common stock, which contain performance-based restrictions which may vest on various dates through June 2024.
(9)All information in the table and in this disclosure with respect to BlackRock, Inc. is based solely on the Form 13F-HR filed with the SEC on August 11, 2021, for the period ending June 30, 2021. According to the filing, BlackRock, Inc, through one or more subsidiary companies, is the beneficial owner of 2,150,759 shares of the common stock and has sole voting power over 1,857,957 of such shares beneficially owned. The address for BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(10)All information in the table and in this disclosure with respect to ArrowMark Colorado Holdings LLC is based solely on Form 13F-HR filed with the SEC on August 16, 2021, for the period ended June 30, 2021. According to the filing, ArrowMark Colorado Holdings LLC is beneficial owner of 2,028,972 shares of common stock of the Company, and has sole voting power over the shares beneficially owned. The address for ArrowMark Colorado Holdings LLC is 100 Fillmore Street, Suite 325, Denver, CO 80206.

(11)All information in the table and in this disclosure with respect to Renaissance Technologies LLC is based solely on the Form 13F-HR filed with the SEC on August 13, 2021, for the period ending June 30, 2021. According to the filing, Renaissance Technologies LLC is the beneficial owner of 2,184,217 shares of common stock of the Company, and has sole voting power over the shares beneficially owned. The address for Renaissance Technologies, LLC is 800 Third Avenue, New York, NY 10022.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires the Company’s officers and directors, and any persons holding more than 10% of the Company's common stock, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Specific due dates for these reports have been established and the Company is required to identify in this Proxy Statement those persons who failed to timely file these reports. Based solely on its review of the copies of reporting forms received by the Company, the Company believes that the Company’s former Vice President and Chief Accounting Officer, Mr. Roderick A. Schultz, did not timely file with the SEC his initial report of beneficial ownership of securities on Form 3 upon joining the Company nor any required reports on Form 4. Mr. Schultz has since filed a report on Form 3 and subsequent reports on Form 4 with the SEC as of the date of this proxy statement. Except as otherwise provided above, the Company believes that all other reporting obligations under Section 16(a) of the Exchange Act were satisfied.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
The Compensation Committee, the members of which are listed below, is responsible for establishing and administering the executive compensation programs of the Company. The Compensation Committee of the Company has reviewed and discussed the compensation discussion and analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the compensation discussion and analysis be included in this proxy statement.
Respectively submitted by the Compensation Committee:
Mr. William E. Dozier, Chairman
Mr. Edward J. DiPaolo
Mr. Kelly W. Loyd

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
This compensation discussion and analysis is provided to assist the reader in understanding the Company's compensation programs. It is intended to explain the philosophy underlying the Company's compensation strategy and the fundamental elements of compensation paid to the Company's Chief Executive Officer (“CEO”) and other named executive officers whose compensation is reported in the summary compensation table. This compensation discussion and analysis is organized as follows:
I.Executive Summary
II.Objectives and Key Considerations of Our Compensation Programs
III.Roles in the Decision-Making Process
IV.Items the Compensation Committee Considers When Making Compensation Decisions
V.Elements of Our Compensation Program for Fiscal Year 2021
VI.Employment Agreements and Severance Arrangements
VII.Other Compensation Policies Affecting the Named Executive Officers
I.     Executive Summary
The Company's compensation programs are designed to incentivize the named executive officers to build meaningful stockholder value over the short and long-term. Our primary strategy to achieve alignment between stockholders and the named executive officers has been to provide a substantial portion of the named executive officers' compensation in the form of long-term equity incentives. This strategy has complemented the life cycle of the Company, which as a relatively young organization has delivered a significant portion of employee compensation through the use of equity-based awards, thus aligning employees' interests with those of the Company's stockholders and conserving cash to invest in operations. The Compensation Committee continues to believe that share ownership by the named executive officers is an essential aspect of linking the actions and goals of management with the interests of our stockholders.
The Company attracts, retains and motivates the named executive officers also through competitive base salaries and performance-based annual bonuses. For more information on the different elements of compensation paid to the named executive officers during fiscal year 2021, see the section entitled “Elements of Our Compensation Program for Fiscal Year 2021.”
As described below, the Compensation Committee takes many factors into consideration when making decisions affecting the compensation of our named executive officers. During fiscal year 2021, the Compensation Committee considered, among other things, the performance of the Company during the year, including the following noteworthy financial and operating achievements:
•Proved oil equivalent reserves at June 30, 2021 were 23.4 MMBOE, a 129% increase from the previous year primarily due to the acquisition of the Barnett Shale assets in May 2021. The Standardized Measure for proved reserves increased 40% to $87.6 million, primarily due to the acquisition of interests in the Barnett Shale and an increase in the SEC mandated trailing twelve month average first day of the month net oil price from $46.37 per barrel of oil and $9.00 per barrel of natural gas liquids (we did not have natural gas reserves as of June 30, 2020) at June 30, 2020 to $49.72 per barrel of oil, $19.81 per barrel of natural gas liquids and $2.46 per MMBtu of natural gas at June 30, 2021.
•Returned to stockholders $4.3 million in cash dividends in fiscal 2021 while increasing the dividend per share from $0.025 per share in the first fiscal quarter 2021 to $0.05 per share in the fourth fiscal quarter 2021.
•Closed the Barnett Shale Acquisition on May 7, 2021 for $18.3 million, net of preliminary purchase price adjustments, which included total proved reserves of 13.1 MMBOE as of June 30, 2021 as estimated by DeGolyer & MacNaughton (“D&M”), an independent reservoir engineering firm.
•Funded our operations, development capital expenditures, and dividends for fiscal 2021 out of operating cash flow.

The compensation programs for our named executive officers are intended to be clear and not overly complicated. The Compensation Committee structures executive compensation to provide a direct link between pay and performance of the Company to the extent within management's control as our primary assets are non-operated oil and natural gas properties. In an effort to allow all employees, including our named executive officers, to understand how their behavior and actions impact corporate performance, and ultimately their compensation, the Company has adopted an approach to compensation whereby every employee in the Company receives grants of equity-based awards and participates in the incentive compensation program. All employees are measured in part based on the same set of performance goals. Similarly, employee benefits and change in control provisions are the same for all employees, including named executive officers, to foster an atmosphere of teamwork that is focused on achieving a consistent set of objectives, all of which are developed with a singular purpose in mind - to increase stockholder value.

On November 18, 2020, Mr. Ryan Stash, age 45, was appointed by the Board of Directors to serve as Chief Financial Officer of Evolution Petroleum Corporation and its subsidiaries (the “Company”). He previously served as Vice President and Chief Financial Officer of Harvest Oil & Gas Corp since October 2018. Prior to joining Harvest Mr. Stash served as a Managing Director at Regions Securities focused on the energy sector. Prior to that, he spent eleven years in the Energy Investment Banking Group for Wells Fargo Securities in Houston rising to the level of Director. Previously, Mr. Stash was an auditor for Hewlett-Packard and Ernst & Young, LLP. He is a Certified Public Accountant in the State of Texas and received an MBA from the McCombs School of Business, a Masters in Professional Accounting and a Bachelor of Business Administration, from the University of Texas at Austin.

Under his employment arrangement with the Company, Mr. Stash receives an initial base salary of $265,000 and is eligible for an annual short-term incentive award with a target of 75% of his base salary, subject to the achievement of certain performance goals.  Mr. Stash is also eligible for a long-term performance award that will be determined by the Board of Directors at its sole discretion and was initially set at 100% of his base salary.  After commencing employment with the Company, Mr. Stash was awarded a sign-on bonus consisting of (1) a cash amount of $50,000 and (2) 80,000 restricted shares of the Company’s common stock, vesting on a pro rata basis annually over a period of four years on the anniversary of Mr. Stash’s hire date, November 18, 2020. Mr. Stash receives customary vacation, health insurance, and other benefits available to other employees, is eligible to participate in the Company’s 401(k) plan, and is also covered by the Company’s Change in Control Severance Policy.

II.    Objectives and Key Considerations of Our Compensation Programs
The objectives of the Company's compensation programs for our named executive officers are to attract, retain, and motivate capable individuals who are critical to developing our business plan and executing in key areas that are fundamental to meeting our goals. These three objectives—attraction, retention and motivation—are central objectives and are paramount in the ultimate objective of our compensation programs: to increase stockholder value. As more fully described in Section V—“Elements of Our Compensation Program for Fiscal Year 2021,” each element of compensation is utilized to further efforts to aid in attraction, retention and motivation. In general and at this stage of the Company's growth and size relative to its peers, the Company targeted named executive officer compensation to the median peer group total compensation.
The Company has historically considered the above objectives in all material compensation decisions and intends to continue doing so in the future. The Compensation Committee believes that targeting these objectives will result in building a strong management team capable of creating long-term, sustainable growth for stockholders.
III.  Roles in the Decision-Making Process
The primary participants in the decision-making process in matters involving executive compensation are the Compensation Committee, the Board of Directors and the CEO (other than his own compensation). The CEO makes recommendations to the Compensation Committee regarding the compensation for the named executive officers, other than himself. However, the Compensation Committee makes the final determination on all compensation recommendations to the Board of Directors. The Compensation Committee may from time to time engage compensation consultants, who provide benchmark data regarding competitive levels of executive pay as well as compensation trends and best practices within our industry. For fiscal year 2018, the Compensation Committee engaged outside compensation consultants to review levels of executive compensation. Additionally, the committee may use other external resources to gather data, such as SEC filings of other publicly traded oil and gas companies included in our peer group. Since the Company is unusual in that it does not have the same complexity of drilling and field operations as most of the peer companies, the compensation committee uses the peer group comparison data as one factor among many others that it considers.

As described in its charter, the Compensation Committee is tasked with reviewing and making recommendations to the Board of Directors regarding executive compensation and benefit plans and programs. For the named executive officers, the Compensation Committee makes the final determination as to levels of base salary, annual incentive program targets and payouts, and long-term incentive program targets and grants, subject to Board of Directors approval.
IV.    Items the Compensation Committee Considers When Making Compensation Decisions
When making compensation decisions that affect the named executive officers, the Compensation Committee takes a number of items into consideration, which are discussed below. In addition, the Compensation Committee may also find it necessary from time to time to consider other items not specifically listed below.
Market Practices
On a periodic basis, the Compensation Committee reviews trends in executive compensation, both within a group of comparable exploration and production companies (our “peer group”) and in the broader energy industry. In addition, the Compensation Committee also considers the relative amount of compensation paid to similar executives within the peer group to establish median levels. In fiscal year 2018, the Compensation Committee engaged Longnecker and Associates to perform a market study to analyze both absolute and targeted levels of executive pay. Some factors included pay mix, long-term incentive vehicle utilization, and annual incentive program targets and structures, utilizing data from proxy statement disclosures as well as published surveys. In subsequent years, the Compensation Committee has made updates to the peer group list to account for events such as mergers, acquisitions, divestitures, bankruptcies or other material changes to the companies in the peer group. The Compensation Committee seeks to maintain a robust peer group to provide quartiles for comparison purposes. As a result, new peer companies will occasionally be added as existing peers are removed due to material changes to their business. In evaluating which peer companies to include, the Compensation Committee reviewed 1) other companies of similar size, 2) other companies in the oil and gas exploration industry, and 3) companies with similar strategies regarding acquisitions and shareholder returns. The Compensation Committee then analyzed each company based on:

•Market capitalization;
•Revenue;
•Assets;
•Enterprise value; and
•Operational or strategic similarities.
The peer group for fiscal 2021 was comprised of the following fifteen oil and gas companies:
•Bonanza Creek Energy, Inc.;
•Contango Oil & Gas Company;
•Earthstone Energy, Inc;
•Epsilon Energy Ltd.;
•Goodrich Petroleum Corporation;
•HighPoint Resources Corp.;
•Lonestar Resources US, Inc.;
•Panhandle Oil & Gas, Inc.;
•PEDEVCO Corp.;
•Penn Virginia Corporation;
•PrimeEnergy Resources Corp.;
•Ring Energy, Inc.;
•SandRidge Energy, Inc.;
•SilverBow Resources, Inc.; and
•Torchlight Energy Resources, Inc.
Business Environment
As a public company engaged in the acquisition, exploitation and development of oil and natural gas properties we operate in an extremely cyclical industry. In an effort to combat this volatile environment, the Company has maintained an experienced management team that has grown share value in an organic manner without taking on burdensome debt that could constrain future operations. However, financial success is and will continue to be heavily impacted by commodity prices that have experienced extreme volatility over the years.
As discussed in “Elements of Our Compensation Program for Fiscal Year 2021,” annual short-term and long-term incentive compensation include objective performance metrics that can be measured in numerical and/or operational terms. However, the Compensation Committee has exercised, and will continue to exercise, a degree of discretion in administering the compensation programs for the named executive officers in order to retain flexibility to take into account and adjust for special or unusual factors, such as commodity price volatility, as well as other factors, including the fact that all of the Company revenue is dependent on the activities of third-party operators. The Compensation Committee believes that this is necessary in order to retain and reward management for efforts that may not immediately translate to specific performance metrics, but that ultimately will drive long-term, sustainable increases in stockholder value. The Compensation Committee recommended to the Board and received approval to revise the compensation structure to become more quantitative and performance-based beginning in fiscal year 2015 with a significant portion of compensation at risk, particularly as to long-term incentive pay. This trend has continued into fiscal year 2021 and is expected to continue for the foreseeable future.
Consideration of Risk
Our compensation programs have been constructed to provide the named executive officers with incentives to increase stockholder value over the long term, while avoiding excessive risk-taking in the short term. A significant portion of all employees' compensation has and will continue to be paid out over multiple years through equity grants vesting over multi-year periods. In establishing performance goals for compensation programs, the Compensation Committee has utilized a mix of safety, regulatory, operational, and strategic metrics to avoid excessive weight on any single criterion.
The Compensation Committee believes that the Company's executive compensation practices are appropriate to (i) encourage our named executive officers to take appropriate levels of risk; and (ii) create sustained stockholder value over a long period of time.
Review of Say on Pay Advisory Vote
At the 2020 annual meeting, the Company's stockholders had the opportunity to provide an advisory vote on the compensation paid to the named executive officers. Over 94% of the total shares voted at the 2020 annual meeting were cast in favor of the compensation provided to the named executive officers. Accordingly, the Compensation Committee believes these results affirmed broad stockholder support for its approach to executive compensation and did not believe it was necessary to make changes to the named executive officer compensation program for 2021 specifically in response to the advisory vote.
Tax and Accounting Considerations
Prior to 2018, Section 162(m) of the Internal Revenue Code of 1986 (the “Code”), as amended, generally disallowed a tax deduction to public companies for compensation over $1,000,000 paid to a corporation's principal executive officer and the three other most highly compensated executive officers (excluding the principal financial officer), except to the extent that any part of such compensation in excess of $1,000,000 results from qualified performance-based compensation granted under an incentive compensation plan approved by the stockholders. Our 2016 Equity Incentive Plan met these requirements in order to reduce the risk of future disallowance of tax deductions under Section 162(m). However, the amendments to Section 162(m) under the tax reform legislation signed into law on December 22, 2017 repealed this performance-based pay exception. Prior to these amendments, this limitation had not been a significant factor in our financial results and in the deliberations of the Compensation Committee.
V.     Elements of Our Compensation Program for Fiscal Year 2021
As discussed in more detail below, the compensation program during fiscal year 2021 for the named executive officers consisted of the following elements:
•base salary;
•short-term incentive pay (“STIP”), comprised of performance-based cash incentive awards;
•long-term incentive pay (“LTIP”), comprised of equity-based compensation including:
◦Time-vested restricted common stock, which are eligible for dividends prior to vesting;
◦Performance-based restricted common stock awards that vest if Company performance relative to defined peer groups meet predetermined targets, which are eligible for dividends prior to vesting; and
◦Performance-based contingent shares that vest if Company performance relative to defined peer groups meet predetermined outperform targets, which are not eligible for dividends prior to vesting; and
•other industry standard benefits, which are also available to all employees.
Base Salary
The base salaries of the named executive officers are the foundation on which all other compensation elements are built. We currently utilize base salary to attract qualified executive talent and retain our senior management team. The Company believes that paying base salaries that are competitive with companies with which we compete for talent is essential to maintaining stability in our leadership. In establishing the named executive officers' base salaries, the Compensation Committee considers the responsibilities and duties of the individual, historical performance, industry experience, overall importance to the Company, and compensation levels at peer companies.
The base salaries of our named executive officers for fiscal year 2021 were reviewed and set by the Compensation Committee. For fiscal year 2021, Mr. Brown's starting salary was set by the Board of Director's at $325,000, which was held flat at existing fiscal year 2020 ending rates. Mr. Stash's salary was set by the Board of Director's at $265,000 as per his offer letter. Generally speaking, base salaries for the Company's executive officers are intended to approximate our peer group in the 25th to 50th percentile levels. The following table sets forth the named executive officers' base salaries for the last three fiscal years.

Named Executive Officer	Fiscal Year 2021 Base Salary	Fiscal Year 2020 Base Salary	Fiscal Year 2019 Base Salary
Jason E. Brown	$325,000	$325,000	n/a
President & Chief Executive Officer
Ryan Stash (1)	$265,000	n/a	n/a
Senior Vice President, Chief Financial Officer & Treasurer
David Joe (2)	$270,300	$270,300	$265,000
Senior Vice President, Chief Financial Officer & Treasurer
(1) Mr. Stash was appointed Senior Vice President, Chief Financial Officer and Treasurer on November 18, 2020. Mr. Stash earned $163,617 in base salary after prorating his base salary for days employed in fiscal year 2021.
(2) Mr. Joe retired effective December 31, 2020. Mr. Joe earned $135,150 in base salary after prorating his base salary for days employed in fiscal year 2021.
Short-Term Incentive Pay (“STIP”)
Each fiscal year, our named executive officers, as well as all other employees of the Company, have the opportunity to earn cash payments under the annual STIP program. The STIP is designed to motivate employees to achieve near-term corporate and individual goals and to align executive and employees' interests with our stockholders' interest. Elements of the corporate objectives that drive determination of the STIP for the named executive officers are used in deciding STIP payouts for all staff. The Compensation Committee considers certain operational and financial metrics based on the Company's performance in determining the annual STIP bonuses for executive officers and staff. STIP targets are determined using individual performance ratings and the Company performance goals.
Our performance goals are intended to serve as guidelines for our Compensation Committee to align cash awards with the accomplishment of Company objectives. Our Compensation Committee retains the ability to apply discretion to awards based on subjective measures, such as extenuating market circumstances or individual performance.
The Company performance levels for each metric were approved by the Compensation Committee based on the Company's corporate plan, including predetermined financial targets, and specified milestones relating to our short-term and long-term strategic objectives, including successful execution of oil and gas property acquisitions, and strict regulatory compliance as a publicly traded registrant listed on a major stock exchange.
Each year, the Compensation Committee considers the CEO's recommendations as to the individual ratings of all employees other than the CEO and ultimately determines each named executive officer's individual rating and ratifies the CEO's ratings of employees based on their accomplishment of goals. The individual rating for each employee is then combined with the corporate performance to determine a composite rating or payout. The payout is then multiplied by the target incentive for each employee. The target incentive is defined as a percentage of base salary.
In fiscal year 2021, the target incentive was 100% of base salary for Mr. Brown and 75% of base salary for Mr. Stash (prorated for his start date during fiscal year 2021). For fiscal year 2021, the Compensation Committee approved the use of the following categories of objective performance metrics in determining STIP bonus amounts for Mr. Brown and Mr. Stash:

•Value of acquisitions completed (“M&A Value Closed”)1
1 M&A Value Closed is defined as the purchase price inclusive of asset retirement obligations purchased.

•Adjusted EBITDA per common share.2

For fiscal year 2021, the Compensation Committee approved threshold (minimum), target and outperform levels for the performance metrics (as set forth in the tables below):

Metric	Weighting	Threshold (1)	Target (1)	Outperform (1)	Results (2)
M&A Value closed	50%	$7 million	$12 million	$25 million	$22.4 million
Adjusted EBITDA/Share	25%	$0.03/share	$0.08/share	$0.12/share	$0.23/share
Discretionary	25%	n/a	n/a	n/a	See note (2)

(1)     In any metric category, if the Threshold is achieved, 50% of weighting is earned. If the Target is achieved, 100% of weighting is earned. If the Outperform is achieved, 125% of weighting is earned. Achievement will be prorated linearly once the Threshold level is achieved between Threshold, Target and Outperform, resulting in earning between 50% and 125% of weighting. If the Threshold is not achieved in a metric category, no credit is earned.

(2)     In fiscal year 2021, the Company exceeded its M&A Value Closed target, and earned 120% of that target, with the closing of the Barnett Shale Acquisition on May 7, 2021. Of the Adjusted EBITDA per common share target, the Company achieved 125%. The Discretionary target was determined by the Compensation Committee based on individual performance, other corporate goals and overall market conditions. Based on the factors explained above, the incentive payments to the named executive officers for fiscal year 2021 are included in the “Bonus” column of the “Summary Compensation Table” for 2021.
Long-Term Incentive Pay (“LTIP”)
We utilize an LTIP program to award restricted shares as a compensation vehicle that we believe aligns the interests of our officers and all other employees with stockholders. The Compensation Committee believes that delivering a significant portion of total compensation in the form of long-term incentives that vest over a period of several years acts to retain our management team over the long-term and motivates them to engage in activities that will promote sustainable increases in the price of our stock. Primarily through long-term incentive grants, our named executive officers and directors have accumulated significant share ownership, with current beneficial ownership totaling approximately 8.8% of outstanding common shares. In addition, all employees, including the named executive officers, are more fully aligned with stockholders as a result of our stock retention policy, which is described in more detail in the section “Other Compensation Policies Affecting the Named Executive Officers.”
All employees of the Company are generally granted time-vested restricted common stock and performance-based restricted common stock on an annual basis, following completion and acceptance of the annual independent engineering reserve report and year-end financial statement audit. In general, the size of the restricted share grants for all employees, including the named executive officers, is determined utilizing individual LTIP targets that are based on a percentage of each employee's base salary.
For fiscal year 2021, the Compensation Committee and the Board approved an LTIP structure that is weighted (66.7%) towards performance-based targets and the balance is time-based vesting targets (33.3%).
Performance-based awards
The Company granted performance-based restricted common stock and performance-based contingent shares, that are based on the achievement of the three-year trailing total stockholder return (“TSR”) of the Company's common stock compared to a defined peer group as listed above. Vesting of awards occurs at the end of predetermined TSR measurement periods.

Based on the target award opportunity for each named executive officer, on December 9, 2020, Messrs. Brown and Stash were awarded 150,464 and 50,416 performance-based restricted common shares, respectively. The performance period for both performance grants is either of the three-year measurement periods ending June 30, 2023, or June 30, 2024.

The number of shares that vest is based on the targets and related percentages as set forth in the table below:
2 Adjusted EBITDA is defined as earnings before interest, income taxes, depreciation, depletion, amortization and accretion, stock-based compensation and cash incentive compensation and is a non-GAAP financial measure.

TSR Targets (1)	Percentage of Shares Vesting (2)
0% - 25%	—%
25% - 50%	50%
50% - 75%	100%
75% - 100% (2)	150%
(1)     If any company in the peer group declares bankruptcy or becomes insolvent, it shall remain in the peer group with a TSR of negative 100%. Any company which merges with a change of control or is sold shall remain in the peer group with a TSR computed on the final merger or sale value.

(2)    In the event top-quartile TSR target performance is attained and absolute TSR over the measurement period is positive then each executive would earn an additional 50% of the target share awards.
Time-Vested Restricted Common Stock
For fiscal year 2021, 33.33% of the LTIP award for each named executive officer is time-vested restricted common stock that is based on continuous employment over the next three years from date of grant. Based on the target opportunity, 75,232 and 25,208 shares were granted to Messrs. Brown and Stash, respectively.
The following table sets forth the total target LTIP awards granted to each of the named executive officers during fiscal year 2021:

Named Executive Officer	Target % of FY21 Base Pay	Individual LTIP Grant	Number of Target Time-Vested Restricted Shares (1)	Maximum Number of Total Performance-Based Restricted Shares (2) (4)
Jason E. Brown	150%	$487,500	75,231	150,464
President and Chief Executive Officer
Ryan Stash (3)	100%	$265,000	25,208	50,416
Senior Vice President, Chief Financial Officer & Treasurer
(1)     Based on grant value divided by the closing market price of our common stock on the November 9, 2020, or $2.16 as determined by the Board resolution.

(2)     Performance-based restricted shares may vest only after satisfying achievement of various performance metrics discussed above.

(3)    Mr. Stash was appointed Senior Vice President, Chief Financial Officer and Treasurer on November 18, 2020, and his LTIP was prorated based on the days in the fiscal year 2021 that he served in this role.

(4)     Not included in the table above are 75,232 and 25,208 shares of performance-based contingent shares for Mr. Brown and Mr. Stash, respectively, that are contingent upon meeting outperform targets as described above.
For fiscal years 2019 through 2021, the Company awarded the following amounts of securities to employees and directors:

Fiscal Year	Sign-on Stock Awards	Stock Options	Stock Awards (1)	Total Awards (2)	Common Shares Outstanding (3)
2021	87,500	—	596,695	684,195	33,631,749
2020	248,872 (4)	—	212,750	461,622	32,953,837
2019	8,088	—	102,894	110,982	33,033,134
(1)     Reflects target time-vested restricted stock, performance-based restricted stock awards and performance-based contingent share awards for the fiscal year ended June 30, 2021.

(2)     A portion of these awards may be forfeited if they are unvested at the time of separation, absent an agreement stating otherwise.

(3)     As of September 30 of the year noted.

(4)    Sign-on stock awards in the 2020 fiscal year include 48,872 shares of time-vested restricted shares and 200,000 shares of performance-based contingent shares. The 48,872 shares of time-vested restricted shares were included in the Total Awards share count in the 2020 Proxy. The 200,000 performance-based contingent shares were not included in the Total Awards share count in the 2020 Proxy but were disclosed as a footnote due to their highly contingent nature. Performance-based contingent shares are not considered issued and outstanding until outperform targets are met and the shares vest.
Benefits
The Company provides benefits to the named executive officers that are the same as those provided to all employees, entitling them to dollar-for-dollar matching cash contributions pursuant to a 401(k) Plan (up to 6% subject to certain limits), life insurance, accidental death and dismemberment insurance, medical benefits, and short-and long-term disability premiums paid by the Company. The value of these benefits is included in the summary compensation table in the column “All Other Compensation.”
The Company does not sponsor a defined benefit pension plan or any non-qualified deferred compensation plans. Company policy prohibits loans to named executive officers and they receive no perquisites.
VI.   Employment Agreements and Severance Arrangements
Employment Agreements
There are no employee agreements for named executive officers.
Severance Arrangements
All of our employees, including the named executive officers, are covered by the Evolution Petroleum Corporation Severance Policy for Change in Control Events (“CIC Policy”), which was adopted by the Compensation Committee in August 2010. In the event a named executive officer is entitled to benefits under an employment agreement and the CIC Policy, the greater benefit will prevail. Under the terms of the CIC Policy, a change in control event is defined as (i) the sale of all, or substantially all, of the corporation's assets with the intent to distribute the proceeds to stockholders; (ii) entry by the Company into a material definitive agreement for a merger or sale of the corporation with or into another entity in which the majority of the Board of Directors will change; or (iii) one or more affiliated entities or persons acquire common stock sufficient to collectively own or control forty percent (40%) of outstanding common stock. Prior to the closing on a change in control event that is pending, the CIC Policy provides that 50% of all unvested stock options, warrants and restricted stock held by employees and directors will accelerate vesting, with the remaining 50% being replaced with securities of equivalent value having a vesting term no longer than the awards which they replaced. In the event of termination by the Company or a constructive termination, the remaining 50% of unvested stock options, warrants and restricted shares would immediately vest. In addition, employees would be entitled to receive one year of base salary, their target annual incentive, and continuation of health, disability and life insurance coverage for a period of twelve months or until the alternative insurance is obtained. Notwithstanding, employees may refuse a portion of their separation payments in order to avoid the imposition of an excise tax under Code section 4999. The Company does not bear any responsibility for the imposition of such excise tax.
VII. Other Compensation Policies Affecting the Named Executive Officers
Stock Retention Policy
In April 2012, the Board of Directors approved and adopted the Evolution Petroleum Corporation Stock Retention Policy for Directors and Employees (the “stock retention policy”). The stock retention policy requires all directors and employees, including the named executive officers, to retain share ownership at specified levels, depending on level of responsibility. The named executive officers must retain a number of shares or equivalent equity awards equal to 60% of the total number of awards received through long-term incentive grants during the trailing three years. Other corporate officers and managers are subject to similar requirements, except the look-back period is two years. For all other employees, the look-back period is one year. In addition, each non-employee director must retain a number of shares or equivalent equity awards equal to 60% of the total number of awards received through long-term incentive grants during the trailing three years, excluding stock awards received in lieu of a cash retainer. Employees and directors have two years from the date of employment or appointment to comply with the stock retention policy. As a result of our substantial reliance on long-term incentives historically, coupled with the stock retention policy, our directors and named executive officers beneficially own approximately 8.8% of the Company's common stock. Based on stock ownership reports filed with the SEC, all directors and executive officers were in compliance with this stock retention policy as of June 30, 2021.
Timing of Grants and Release of Material Non-Public Information
The Company has historically maintained consistency in the timing of LTIP grants to all employees, including the named executive officers. Such grants have typically been made in connection with the approval of our fiscal year-end audited financial statements and year-end engineering reserve report by the Audit Committee and the Board of Directors. In certain cases in the past, grants have been delayed until the annual meeting as a result of additional deliberations by the Compensation Committee or other factors. The Company has not in the past timed, nor does it plan to time, the release of material, non-public information to affect the value of executive compensation.
Financial Restatement
The Compensation Committee will, if the need arises, make a determination as to whether and to what extent compensation should be recaptured should there be a financial restatement that affects results utilized to determine incentive compensation.
Trading in the Company's Stock and Derivatives
No employee or director is permitted to execute open market transactions in the Company's securities during any blackout period except as prearranged through an approved 10b5-1 sales trading plan. In addition, the Company believes that none of its named executive officers or directors have entered into derivative transactions linked to the Company's securities.
Executive Officers of the Company
Set forth below is information regarding our executive officers, including their ages, positions with our company and principal occupations and employers for at least the last five years. For information concerning executive officers' ownership of our common stock, see the table and related information provided under the caption “Security Ownership of Certain Beneficial Owners and Management.”

For information regarding Robert S. Herlin, Chairman of the Board, see “Proposal 1—Election of Directors.”

Jason E. Brown, age 44, was appointed by the Board of Directors to serve as President and Chief Executive Officer on July 10, 2019. Mr. Brown is the founder of LongBow Energy ("LongBow"), a private upstream energy company, for which he has served as president for ten years. While Mr. Brown will continue to retain his passive ownership interest in LongBow, as agreed with the Company, he will not participate in any acquisitions activity for LongBow. He previously was a co-founder of Halcon Resources Corporation where he was Vice President of Corporate Development for four years. Earlier in his career he was employed by RBC Richardson Barr, focused on acquisitions and divestitures, and by Petrohawk Energy as an asset manager. Mr. Brown began his engineering career with the Williams Companies and is a licensed professional engineer. He earned his B.S. degree in chemical engineering from the University of Tulsa and his MBA from the Mendoza School of Business at the University of Notre Dame.

Ryan Stash, age 45, was appointed by the Board of Directors to serve as Senior Vice President, Chief Financial Officer and Treasurer November 18, 2020. Mr. Stash previously served as Vice President and Chief Financial Officer of Harvest Oil & Gas Corp since October 2018. Prior to joining Harvest Mr. Stash served as a Managing Director at Regions Securities focused on the energy sector. Prior to that, he spent eleven years in the Energy Investment Banking Group for Wells Fargo Securities in Houston rising to the level of Director. Previously, Mr. Stash was an auditor for Hewlett-Packard and Ernst & Young, LLP. He is a Certified Public Accountant in the State of Texas and received an MBA from the McCombs School of Business, a Masters in Professional Accounting and a Bachelor of Business Administration, from the University of Texas at Austin.

David Joe, age 56, was Evolution's Senior Vice President, Chief Financial Officer and Treasurer until his retirement on December 31, 2020. Mr. Joe joined Evolution in March 2005 as Accounting Manager, and in September 2007, he was promoted to Controller and Corporate Secretary. In January 2014 he was promoted to the additional roles of Vice President and Chief Administrative Officer, and on January 1, 2016 was promoted to Chief Financial Officer. From 2004 to 2005, Mr. Joe was a Client Manager for a provider of outsourced accounting services to the petroleum industry. In this capacity, Mr. Joe was responsible for managing and executing the complete upstream accounting cycle for multiple clients. Previously, Mr. Joe served 17 years in a wide array of supervisory, accounting and financial analysis positions in the upstream division of the UNOCAL Corporation, an integrated oil company traded on the NYSE. Mr. Joe received his B.B.A. in Accounting from the University of Texas at Austin and is certified as an Accredited Petroleum Accountant® through the Council of Petroleum Accountants Societies.

Summary Compensation Table
The following table sets forth a summary of executive compensation for our named executive officers for the fiscal years indicated.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus (1) ($)	Stock Awards (2) ($)	All Other Compensation (3) ($)	Total ($)
Jason E. Brown	2021	$325,000	$337,188	689,123 (4)	$35,413	$1,386,724
President & Chief Executive Officer	2020	$316,383	$28,438	726,656 (5)	$60,089	$1,131,566
Ryan Stash	2021	$163,617	191,888 (6)	454,905 (7)	$40,534	$850,944
Senior Vice President, Chief Financial Officer & Treasurer
David Joe	2021	$135,150	$—	260,199 (8)	$23,666	$419,015
Senior Vice President, Chief Financial Officer & Treasurer	2020	$269,417	$12,670	$224,107	$82,115	$588,309
	2019	$255,000	$101,363	$236,069	$82,327	$674,759

(1)Bonuses reflect STIP amounts earned based on performance for the fiscal year indicated and accrued into such fiscal year for accounting and income tax purposes. Bonuses are typically paid in September of the subsequent fiscal year.

(2)Represents the grant-date fair value of time-vested and performance-based restricted common stock awards granted during the fiscal year indicated, calculated in accordance with FASB ASC Topic 718, and does not reflect the actual value that may be received by the executive. The assumptions used in calculating these values can be found in the notes to the Company's consolidated financial statements included in the annual reports on Form 10-K for the 2021, 2020, and 2019 fiscal years, respectively. The amounts in the table above are generally based on target stock award amounts for each executive, and potentially vest over the next three years.

(3)Represents amounts for (i) matching contributions to the 401(k) Plan on each named executive officers' behalf, (ii) health, life, accidental death, dismemberment and short and long-term disability insurance premiums paid by the Company on each named executive's officer's behalf, (iii) payments in lieu of coverage for officers who waive the Company's insurance coverage and (iv) a health savings account subsidy for those who elect a high deductible health plan. The Company does not reimburse executives for membership in social clubs or other similar perquisites. Dividends paid on unvested restricted stock beneficially owned by the executives were included in “All Other Compensation” for the 2020 and 2019 fiscal years. Dividends paid on unvested restricted stock beneficially owned by Mr. Brown, Mr. Stash and Mr. Joe in the amounts of $37,886 and $16,341 and $2,526, respectively, were excluded from “All Other Compensation” for the 2021 fiscal year as the valuation of the stock awards calculated in accordance with FASB ASC Topic 718 took into account the receipt of dividends.

(4)Does not include the grant-date fair value associated with 75,232 performance-based awards contingent on achieving outperform targets which are considered not probable. If these performance-based contingent shares were to vest, the grant-date fair value of the awards would be $132,408.

(5)Mr. Brown was elected and appointed President and Chief Executive Officer on July 10, 2019. Mr. Brown was awarded a sign-on bonus in fiscal year 2020 of 48,872 shares of time-vested restricted common stock with an equivalent grant-date fair value of $325,000 and 200,000 shares of performance-based contingent shares with an equivalent grant-date fair value of $700,500. The time-vested restricted stock sign-on awards were previously disclosed in the “2020 Grants of Plan-Based Awards” table in the 2020 Proxy, but the grant-date fair value of these awards were not included in the “Stock Awards” column. The performance-based contingent shares were previously disclosed in footnote 5 to the “2020 Grants of Plan-Based Awards” table in the 2020 Proxy. The grant-date fair value of the 200,000 performance-based contingent shares were not included in the “Stock Awards” column as attaining the performance targets is considered not probable.

(6)Mr. Stash was elected and appointed Senior Vice President, Chief Financial Officer, and Treasurer on November 18, 2020. As part of this appointment, Mr. Stash was awarded a one-time cash payment of $50,000, which is included in the “Bonus” total in the table above.

(7)Does not include the grant-date fair value associated with 25,208 performance-based awards contingent on achieving outperform targets which are considered not probable. If these performance-based contingent shares were to vest, the grant-date fair value of the awards would be $44,366.

(8)Mr. Joe retired effective December 31, 2020, and in connection with the retirement, vesting was accelerated as to 50,524 aggregate shares of time-vested and performance-based restricted stock awards (with a weighted average fair value of $5.15 per share).

Fiscal Year 2021 Grants of Plan-Based Awards
The following table sets forth information concerning annual incentive awards granted during fiscal year 2021 to each of our named executive officers.

		Estimated Future Payouts Under Equity Incentive Plan Awards
Named Executive Officer	Grant Date	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards; Number of Shares (#)	Grant Date Fair Value of Stock Awards ($) (6)
Jason E. Brown	12/9/2020	75,232 (1)	—	—	—	$236,981
Jason E. Brown	12/9/2020	—	75,232 (1)	—	—	$224,944
Jason E. Brown	12/9/2020	—	—	—	75,231 (4)	$227,198
Jason E. Brown	12/9/2020	—	—	75,232 (3)	—	$—
Ryan Stash	11/18/2020	—	—	—	80,000 (2)	$224,000
Ryan Stash	12/9/2020	25,208 (1)	—	—	—	$79,405
Ryan Stash	12/9/2020	—	25,208 (1)	—	—	$75,372
Ryan Stash	12/9/2020	—	—	—	25,208 (4)	$76,128
Ryan Stash	12/9/2020	—	—	25,208 (3)	—	$—
David Joe	1/7/2021	—	—	—	50,524 (5)	$260,199
(1) Represents performance-based restricted stock awards based on the trailing three-year annual TSR compared to peer group. The performance period for these performance grants is either of the three-year measurement periods ended June 30, 2023, or June 30, 2024.

(2) Represents an award of time-vested restricted common stock, that vests in four equal annual installments beginning on November 18, 2021, assuming continuous employment throughout the term.

(3)    Represents performance-based contingent share awards that have vesting conditions for outperform targets that are based on the trailing three-year annual TSR compared to peer group. The performance period for these performance grants is either of the three-year measurement periods ended June 30, 2023, and June 30, 2024. The grant-date fair value of these awards is not included in the table as attaining the performance targets is considered not probable. If these performance-based contingent shares were to vest, the grant-date fair value of the awards would be $132,408 and $44,366 for Mr. Brown and Mr. Stash, respectively.

(4) Represents time-vested restricted stock awards, that vest in three equal annual installments beginning on September 1, 2021, assuming continuous employment throughout the term.

(5) Mr. Joe retired effective December 31, 2020, and in connection with the retirement, on January 7, 2021, vesting was accelerated on 50,524 aggregate shares of time-vested and performance-based restricted stock awards with a weighted average fair value of $5.15 per share.

(6) Represents the grant date fair value of time-vested and performance-based restricted stock awards calculated in accordance with FASB ASC Topic 718, “Stock Compensation” and is based on the closing price of our common stock on the day prior to the date of grant or other valuation method as disclosed in Note 11 to our consolidated financial statements included in our Form 10-K for the year ended June 30, 2021.

Outstanding Equity Awards at 2021 Fiscal Year-End
The following table sets forth information regarding unvested securities outstanding for each named executive officer as of June 30, 2021.

	Option awards					Stock awards
Name	Number of securities underlying unexercised options & warrants (#) exercisable	Number of securities underlying unexercised options & warrants (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option/warrant exercise price ($)	Option/ warrant expiration date	Number of shares or units that have not vested (#) (1)	Market value of shares or units of stock that have not vested (#) (2)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#) (3)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($) (2)
Jason E. Brown	—	—	—	—	—	318,547	$1,579,993	275,232	$1,365,151
Ryan Stash	—	—	—	—	—	155,624	$771,895	25,208	$125,032
(1)    Unvested time-vested restricted shares vest on each of the subsequent three or four anniversaries from the date of grant. Unvested performance-based restricted shares may vest based on the achievement of market-based targets.

(2)    The values were calculated based upon the closing price of our common stock on June 30, 2021, which was $4.96 per share.

(3)    Unvested performance-based contingent shares may vest based on the achievement of outperform market-based targets which are considered not probable.

Option Exercises and Stock Vested During Fiscal Year End 2021
The following table provides information about the value realized by the named executive officers on option exercises, vesting of restricted stock, and award payouts during fiscal year 2021.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Jason E. Brown	—	$—	25,860	$106,925
Ryan Stash	—	—	—	—
David Joe	—	$—	75,376	$222,462
Change in Control Policy
In August 2010, the Board of Directors approved an employee severance policy for a change in control event. A “change in control” event is generally defined to include a tender offer, takeover bid, exchange offer or acquisition for forty percent (40%) or more of the Company's outstanding common stock. The policy applies to all employees including named executive officers and provides that in the event of a change in control, employees terminated within one year of the event shall receive severance pay in the amount of one year of base pay and targeted annual discretionary bonus, plus one year continuation of the company's subsidy of health insurance benefits. Pursuant to the Company's plan, the administrator under the plan has provided that in the event of a “change in control,” half of all unvested options and stock awards would vest on the date of such “change in control” and the remainder of unvested options and stock awards would vest upon the employee's termination within a year of the “change in control.”
The following table shows, as of June 30, 2021, the estimated potential payments and benefits that would be received by our named executive officers based upon a hypothetical termination of employment in each of the circumstances indicated in the table.

Named Executive Officer	Severance Plan Payment (1)	Other Benefits (2)	Fair Market Value of Accelerated Equity Compensation (3)	Total Value
Jason E. Brown
Change in Control	$650,000	$12,734	$2,945,144	$3,607,878
Death or Disability	$—	$—	$2,945,144	$2,945,144
Ryan Stash
Change in Control	$463,750	$29,244	$896,927	$1,389,921
Death or Disability	$—	$—	$896,927	$896,927
(1)Represents one year of salary and one year of short term incentive bonus, based on the officer's target incentive.

(2)Represents an estimate of the cost to reimburse the executive's contribution to the cost of one year of health insurance benefits provided to the named executive officer based on coverage and contribution rates in effect at June 30, 2021.

(3)The fair market value of accelerated equity awards includes only those awards that were not currently vested as of June 30, 2021, using a closing stock price of $4.96 per share on such date.

STOCKHOLDER PROPOSALS
At the annual meeting each year, the Board of Directors submits to stockholders its nominees for election as directors. The Board of Directors may also submit other matters to the stockholders for action at the annual meeting. Any proposal which a stockholder intends to present in accordance with Rule 14a-8 of the Exchange Act at our next annual meeting of stockholders to be held in 2022 must be received by Evolution Petroleum Corporation no later than July 1, 2022. Only proposals conforming to the requirements of Rule 14a-8 of the Exchange Act that are timely received by the Company will be included in the proxy statement in 2021. Any such proposal should be directed to our Corporate Secretary at our principal executive offices located at 1155 Dairy Ashford, Suite 425, Houston, Texas 77079.

IMPORTANT VOTING INFORMATION
SEC RULES CONCERNING THE ELECTION OF DIRECTORS
Your broker is not permitted to vote on your behalf on the election of directors unless you provide specific instructions by completing and returning the proxy card. For your vote to be counted, you will need to communicate your voting decisions to your broker, bank or other financial institution before the date of the stockholder meeting.
Your Participation in Voting the Shares You Own Is Important
Voting your shares is important to ensure that you have a say in the governance of your company. Please review the proxy materials and follow the instructions on the proxy card to vote your shares. We hope you will exercise your rights and fully participate as a stockholder in our company's future.
More Information Is Available
If you have any questions about this rule or the proxy voting process in general, please contact the broker, bank or other financial institution where you hold your shares. The SEC also has a website (www.sec.gov/spotlight/proxymatters.shtml) with more information about your rights as a stockholder.
OTHER MATTERS
Miscellaneous
Our management does not intend to present any other items of business and is not aware of any matters other than those set forth in this proxy statement that will be presented for action at the annual meeting. However, if any other matters properly come before the annual meeting, the persons named in the enclosed proxy intend to vote the shares of our common stock that they represent in accordance with their best judgment.
Annual Report
A copy of the Company's annual report on Form 10-K without exhibits, for the fiscal year ended June 30, 2021 filed with the Securities and Exchange Commission accompanies this proxy statement. Copies of the Form 10-K exhibits are available without charge. Stockholders who would like such copies should direct their requests in writing to: Evolution Petroleum Corporation, 1155 Dairy Ashford, Suite 425, Houston, Texas 77079, Attention: Corporate Secretary.
Householding and Combining Accounts
We may deliver only one proxy statement and annual report to an address shared by multiple stockholders unless we receive contrary instructions from one or more of the stockholders. Any stockholder at a shared address to which a single copy of the proxy statement and annual report have been sent who would like an additional copy of this proxy statement and annual report or future copies of proxy statements and annual reports may make a written or verbal request to: Continental Stock Transfer & Trust, 1 State Street 30th Floor, New York, NY 10004-1561, (800) 509-5586.
Similarly, any stockholders sharing an address and currently receiving multiple copies of proxy statements and annual reports may request that only a single copy of a proxy statement and annual report be delivered to them in the future. In addition, any stockholder with multiple accounts (receiving multiple proxy cards) who wishes to consolidate the stockholder's shares into a single account can do so by contacting Continental Stock Transfer at the address and telephone number above.

By Order of the Board of Directors,
/s/ Ryan Stash Ryan Stash Senior Vice President, Chief Financial Officer & Treasurer

Houston, Texas
October 28, 2021

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Mobile or Internet ★ QUICK ★ EASY ★ IMMEDIATE
24 Hours a Day, 7 Days a Week or by Mail

EVOLUTION PETROLEUM CORPORATION

Your Mobile or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, and returned your proxy card. Votes submitted electronically by Mobile or over the Internet must be received by 11:59 p.m., Eastern Time, on December 8, 2021.

INTERNET VOTING
www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

MOBILE VOTING
On your Smartphone/Tablet, open the QR Reader and scan the below image. Once the voting site is displayed, enter your Control Number from the proxy card and vote your shares.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

▲ FOLD HERE · DO NOT SEPARATE · INSERT IN ENVELOPE PROVIDED ▲

PROXY

Please mark your votes like this **X**

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" PROPOSALS 1, 2 AND 3 AND IN THE PROXIES' DISCRETION ON ANY OTHER MATTERS COMING BEFORE THE MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"

1. Election of Directors
   - (1) Edward J. DiPaolo
   - (2) William E. Dozier
   - (3) Marjorie A. Hargrave
   - (4) Robert S. Herlin
   - (5) Kelly W. Loyd

FOR all Nominees listed to the left	WITHHOLD AUTHORITY to vote (except as marked to the contrary for all nominees listed to the left)
☐	☐

FOR	AGAINST	ABSTAIN
☐	☐	☐

3. Approval, in a non-binding advisory vote, of the compensation of the Company's named executive officers.

FOR	AGAINST	ABSTAIN
☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2 AND 3.

(Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list above)

CONTROL NUMBER

Signature____________________ **Signature, if held jointly**____________________ **Date**__________**, 2021.**

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

The Proxy Statement and our 2021 Annual Report to Stockholders are available at https://www.evolutionpetroleum.com/investors/proxy-materials

▲ FOLD HERE · DO NOT SEPARATE · INSERT IN ENVELOPE PROVIDED ▲

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

EVOLUTION PETROLEUM CORPORATION

The undersigned appoints Jason Brown and Ryan Stash, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Evolution Petroleum Corporation, held of record by the undersigned at the close of business on October 15, 2021 at the annual meeting of stockholders to be held at the Company's offices at 1155 Dairy Ashford, Suite 425 Houston, Texas 77079 on Thursday, December 9, 2021, at 10:00 a.m. (local time), or at any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE FIVE NOMINEES TO THE BOARD OF DIRECTORS, AND IN FAVOR OF PROPOSALS 2 AND 3 AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

(Continued, and to be marked, dated and signed, on the other side)